Exhibit 10.1

OFFICE LEASE

BETWEEN

CRESCENT 1301 MCKINNEY, L.P.

A DELAWARE LIMITED PARTNERSHIP

(“LANDLORD”)

AND

KEY ENERGY SERVICES, INC.,

A MARYLAND CORPORATION

(“TENANT”)

TABLE OF CONTENTS

1.	Basic Lease Information
2.	Lease Grant
3.	Term; Adjustment of Commencement Date; Early Access
4.	Rent
5.	Tenant’s Use of Premises
6.	Security Deposit
7.	Services Furnished by Landlord
8.	Use of Electrical Services by Tenant
9.	Repairs and Alterations
10.	Entry by Landlord
11.	Assignment and Subletting
12.	Liens
13.	Indemnity
14.	Insurance
15.	Mutual Waiver of Subrogation
16.	Casualty Damage
17.	Condemnation
18.	Events of Default
19.	Remedies
20.	Limitation of Liability
21.	No Waiver
22.	Tenant’s Right to Possession
23.	Relocation
24.	Holding Over
25.	Subordination to Mortgages; Estoppel Certificate
26.	Attorneys’ Fees
27.	Notice
28.	Reserved Rights
29.	Surrender of Premises
30.	Hazardous Materials
31.	Miscellaneous

EXHIBITS AND RIDERS:

RIDER NO. 1	OPTION TO EXTEND
RIDER NO. 2	OPTION TO EXPAND
RIDER NO. 3	MUST TAKE SPACE
RIDER NO. 4	SUBORDINATED PREFERENTIAL RIGHT TO LEASE

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OFFICE LEASE

This Office Lease (this “Lease”) is entered into by and between CRESCENT 1301 MCKINNEY, L.P., a Delaware limited partnership (“Landlord”), and KEY ENERGY SERVICES, INC., a Maryland corporation (“Tenant”), and shall be effective as of the date set forth below Landlord’s signature (the “Effective Date”).

1.             Basic Lease Information.  The key business terms used in this Lease are defined as follows:

A.            “Building”:  The building located at 1301 McKinney, Houston, Texas.

B.            “Rentable Square Footage of the Building” is agreed and stipulated to be 1,218,459 square feet.

C.            “Premises”:  The area shown on Exhibit A-1 to this Lease.  The Premises are located on floor 18 of the Building and known as suite number 1800.  The “Rentable Square Footage of the Premises” is deemed to be 25,137 square feet.  If the Premises include, now or hereafter, one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises.  Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

D.            “Base Rent”:

	Annual Rate of
	Base Rent Per	Monthly
Period	Square Foot	Base Rent

December 15, 2005 to June 14, 2011	$11.50	$24,089.63	**
June 15, 2011 to June 14, 2016	$12.50	$26,184.38

**  Provided that Tenant is not in monetary default under this Lease beyond any applicable notice and/or cure period, the monthly Base Rent and OE Payment for each of the initial 6 months of the Term shall be abated (the “Rent Abatement Period”).

E.             “Tenant’s Pro Rata Share”:  The percentage equal to the Rentable Square Footage of the Premises divided by the Rentable Square Footage of the Building.

F.             “Term”:  The period of approximately 126 months starting on the Commencement Date, subject to the provisions of Article 3.

G.            “Commencement Date”: December 15, 2005.

H.            “Security Deposit”:  Letter of Credit in the amount of $1,325,976.75 issued in accordance with Article 6.

I.              “Guarantor(s)”: N/A.

J.             “Business Day(s)”:  Monday through Friday of each week, exclusive of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving and Christmas Day (“Holidays”).  Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by the majority of other office buildings in the area where the Building is located.

K.            “Law(s)”:  All applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity, now or hereafter adopted, including the Americans with Disabilities Act and any other law pertaining to disabilities and architectural barriers (collectively, “ADA”), and all laws pertaining to the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq. (“CERCLA”), and all restrictive covenants existing of record and all rules and requirements of any existing association or improvement district affecting the Property.

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L.            “Normal Business Hours”:  7:30 A.M. to 6:00 P.M. on Business Days and 9:00 A.M. to 1:00 P.M. on Saturdays, exclusive of Holidays.

M.           “Notice Addresses”:

Tenant:  On or after the Commencement Date, notices shall be sent to Tenant at the Premises.  Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

Key Energy Services, Inc. 6 Desta Drive, Suite 4400 Midland, Texas 79705 Attn: General Counsel Fax: 432-571-7531 Phone: 432-620-0300	With a copy to: Porter & Hedges, L.L.P. 700 Louisiana 35th Floor Houston, Texas 77002 Attn: Jack G. Wise Phone: 713-226-0615 Fax: 713-226-0215

Landlord:	With a copy to:	And to:

Landlord:	And to:	With a copy to Property Manager:
Crescent HC Investors, L.P. Attn: Legal Department 777 Main Street Suite 2100 Fort Worth, TX 76102-5325	Crescent Real Estate Equities Attn: Sr. VP, Asset Management & Leasing 2000 Post Oak Boulevard Suite 1950 Houston, Texas 77056	Crescent Property Services, Inc. Attn: Property Manager 909 Fannin, Suite 100 Houston, Texas 77010

N.            “Rent” (defined in Section 4.A) is payable to the order of Crescent 1301 McKinney, L.P. at the following address: P.O. Box                            , or by wire transfer to Bank of America, Dallas, Texas, ABA#111-0000-25, Crescent 1301 McKinney, L.P., Account #                            , Key Energy Services, Inc., 1301 McKinney.

O.            “Other Defined Terms”:  In addition to the terms defined above, an index of the other defined terms used in the text of this Lease is set forth below, with a cross-reference to the paragraph in this Lease in which the definition of such term can be found:

Additional Rent	4.A
Affiliate	11.E
Alterations	9.C(1)
Audit Election Period	4.G
Cable	9.A
Claims	13
Collateral	19.E

Common Areas	2
Completion Estimate	16.B
Complex	2
Contamination	30.C
Costs of Reletting	19.B(2)
Force Majeure	31.C
Hazardous Material	30.C
Hourly HVAC Charge	7.A(2)
Landlord Parties	13
Landlord Termination Date	11.B

Landlord’s Rental Damages	19.B(2)
Leasehold Improvements	29
Minor Alterations	9.C(1)
Monetary Default	18.A

Mortgage	25
Mortgagee	25
OE Payment	4.B
Operating Expenses	4.D
Permitted Transfer	11.E
Permitted Use	5.A
Prime Rate	19.B(2)
Property	2
Provider	7.C
Relocated Premises	23
Relocation Date	23
Rent	4.A
Service Failure	7.B
Special Installations	29
Substantial Completion	Work Letter
Taking	17
Tenant Parties	13
Tenant’s Insurance	14.A
Tenant’s Property	14.A
Tenant’s Removable Property	29
Time Sensitive Default	18.B
Transfer	11.A

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2.             Lease Grant.  Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property (defined below) that are designated by Landlord for the common use of tenants and others, such as sidewalks, common corridors, vending areas, lobby areas and, with respect to multi-tenant floors, restrooms and elevator foyers (the “Common Areas“).  “Property“ means the Building and the parcel(s) of land on which it is located as more fully described on Exhibit A-2, together with all other buildings and improvements located thereon; and the Building garage(s) and other improvements serving the Building, if any, and the parcel(s) of land on which they are located.  As used herein, the term “Complex“ means the buildings currently known as 1 Houston Center, 2 Houston Center and 4 Houston Center, the building located at 1301 McKinney Avenue, Houston, Texas, the land on which each of those buildings is located, and the building garage(s) that are associated with each of those buildings.

3.             Term; Adjustment of Commencement Date; Early Access.

A.            Term.  This Lease shall govern the relationship between Landlord and Tenant with respect to the Premises from the Effective Date through the last day of the Term specified in Section 1.G (the “Expiration Date”), unless terminated early in accordance with this Lease.  The Term of this Lease (as specified in Section 1.G) shall commence on the “Commencement Date”, which shall be December 15, 2005.  Landlord shall deliver possession of the Premises to the Contractor selected pursuant to the work letter agreement (the “Work Letter”) attached as Exhibit D, on or before April 15, 2005 (the “Premises Delivery Date”), for the construction of “Landlord’s Initial Work” and the “Landlord Work” (as such terms are defined in the Work Letter) within the Premises pursuant to the Work Letter.  If Landlord is delayed in delivering possession of the Premises due to any reason, such delay shall not be a default by Landlord, render this Lease void or voidable, or otherwise render Landlord liable for damages; provided, however, that in the event Landlord does not deliver possession of the Premises to the Contractor on or before April 15, 2005, then Tenant shall have the right, as its sole remedy, to terminate this Lease upon written notice to Landlord given at any time after such date and prior to such delivery of the Premises to the Contractor.  Promptly after the Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement substantially in the form attached as Exhibit C.  If such commencement letter is not executed by Tenant within 30 days after delivery of same by Landlord, then Tenant shall be deemed to have agreed with the matters set forth therein.  Notwithstanding any other provision of this Lease to the contrary, if the Expiration Date would otherwise occur on a date other than the last day of a calendar month, then the Term shall be automatically extended to include, and the Expiration Date shall be, the last day of such calendar month.

B.            Acceptance of Premises.  The Premises are accepted by Tenant in “as is” condition and configuration subject to (1) all applicable provisions of Exhibit D of this Lease, and (2) Landlord’s repair obligations under Section 10.B., and (3) any latent defects in the Premises of which Tenant notifies Landlord within 1 year after the Commencement Date (other than work performed by Tenant Parties [defined below]).  TENANT HEREBY AGREES THAT THE PREMISES ARE IN GOOD ORDER AND SATISFACTORY CONDITION AND THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY LANDLORD REGARDING THE PREMISES, THE BUILDING OR THE PROPERTY.

C.            Early Access.  Following the Effective Date, Tenant’s contractors may, upon advance written notice to Landlord, enter the Premises (and the Must-Take Space and/or the Expansion Space if either or both of such spaces are elected to be taken by Tenant under the terms of Rider Nos. 2 and/or 3, as applicable, on or after the Effective Date and on or before December 15, 2005) for the purpose of performing work in preparation for Tenant’s move-in (including, without limitation, installation of furniture, fixtures and equipment) provided that (i) such work by Tenant’s contractors during the prosecution of Landlord’s Initial Work and the Landlord Work is conducted in a manner as to not unreasonably interfere with Landlord’s Initial Work and the Landlord Work occurring in or around the Premises, and (ii) prior to any such entry, Tenant’s contractors shall provide Landlord with certificates of insurance or other evidence of insurance reasonably acceptable to Landlord.  Commencing on the date of Substantial Completion (defined in the Work Letter) of the Landlord Work, and continuing through the Commencement Date, Tenant shall be permitted access to the Premises for the purpose of installing furniture, equipment or other personal property in the Premises, and conducting Tenant’s business activities in the Premises once the Premises are suitable for lawful occupancy.  All early access to the Premises shall be subject to the terms and conditions of

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this Lease except that Tenant shall pay no Rent (defined in Section 4.A) for such early access even if Tenant has occupied the Premises for the purpose of conducting business.

4.             Rent.

A.            Payments.  As consideration for this Lease, commencing on the Commencement Date, Tenant shall pay Landlord, without any demand, setoff or deduction (other than abatement as specified herein) the total amount due for the Term of (1) Base Rent, (2) Additional Rent (defined below), and (3) a management fee as specified hereinbelow (all of which are sometimes collectively referred to as “Rent“).  “Additional Rent“ means the OE Payment and all other sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease.  The management fee component of Rent shall equal 3% of the sum of Base Rent and the OE Payment.  Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law.  The monthly Base Rent and the OE Payment shall be due and payable in advance on the first day of each calendar month without notice or demand.  Further, provided that Tenant is not in monetary default under this Lease beyond any applicable notice and/or cure period, the monthly Base Rent and OE Payment shall be abated for the Rent Abatement Period specified in Section 1.D.  All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord.  All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord.  If the Term commences on a day other than the first day of a calendar month, the monthly Base Rent and the OE Payment for the month shall be prorated on a daily basis based on a 360 day calendar year.  Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due, and such acceptance shall not constitute a waiver of the remaining unpaid balance.  No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept such check or payment without such acceptance being considered a waiver of any rights such party may have under this Lease or applicable Law.  Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

B.            Payment of Operating Expenses.  Tenant shall pay Tenant’s Pro Rata Share of the Operating Expenses (the “OE Payment“) for each calendar year during the Term.  Notwithstanding the foregoing, Tenant’s Pro Rata Share of Controllable Expenses (defined below) shall not increase by more than 5% over Tenant’s Pro Rata Share of Controllable Expenses in the previous calendar year.  The term “Controllable Expenses” means all Operating Expenses excluding expenses relating to the cost of utility rates, labor costs of security services and janitorial services due to increases in the minimum wage, insurance, and real estate taxes and assessments.  On or about January 1 of each calendar year, Landlord shall provide Tenant with a detailed good faith estimate of the OE Payment for such calendar year during the Term.  On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Landlord’s estimate of the OE Payment.  If Landlord determines that its good faith estimate of the OE Payment was incorrect, Landlord may provide Tenant with a revised estimate but not more than twice per calendar year.  After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate.  Landlord shall make reasonable efforts to provide the estimate on or before January 15 of each year.  If Landlord does not provide Tenant with an estimate of the OE Payment by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the most recent estimate(s) until Landlord provides Tenant with the new estimate.  Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the same year’s prior incorrect estimate(s).  Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate.  Any overpayment shall be credited against the next sums due and owing by Tenant or, if no further Rent is due, refunded directly to Tenant within 30 days of determination.  The obligation of Tenant to pay the OE Payment as provided herein shall survive the expiration or earlier termination of this Lease.

C.            Reconciliation of Operating Expenses.  Within 120 days after the end of each calendar year (with such date to be reasonably extended for circumstances beyond Landlord’s control), Landlord shall furnish Tenant with a reasonably detailed statement of the actual Operating Expenses and the OE Payment for such calendar year.  If the most recent estimated OE Payment paid by Tenant for such calendar year is more than the actual OE Payment for such calendar year, Landlord shall apply any overpayment by Tenant against Rent due or next becoming due; provided, if the Term expires before the determination of the overpayment, Landlord shall, within 30 days of determination, refund any overpayment to Tenant after first deducting the amount of Rent due.  If

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the most recent estimated OE Payment paid by Tenant for the prior calendar year is less than the actual OE Payment for such year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Operating Expenses and the OE Payment, any underpayment for the prior calendar year.

D.            Operating Expenses Defined.  “Operating Expenses“ means all costs and expenses incurred or accrued in each calendar year in connection with the ownership, operation, maintenance, management, repair and protection of the Property which are directly attributable or reasonably allocable to the Building, including Landlord’s personal property used in connection with the Property and including all costs and expenditures relating to the following:

(1)           Operation, maintenance, repair and replacements of any part of the Property, including the mechanical, electrical, plumbing, HVAC, vertical transportation, fire prevention and warning and access control systems; materials and supplies (such as light bulbs and ballasts); equipment and tools; floor, wall and window coverings; personal property; required or beneficial easements; and related service agreements and rental expenses.

(2)           Administrative and management costs, including accounting, information and professional services (except for negotiations and disputes with specific tenants not affecting other parties); management office(s); and wages, salaries, benefits, reimbursable expenses and taxes (or allocations thereof) for full and part time personnel involved in operation, maintenance and management at or below the level of General Manager for the Complex.

(3)           Janitorial service; window cleaning; waste disposal; gas, water and sewer and other utility charges (including add-ons); and landscaping, including all applicable tools and supplies.

(4)           Property, liability and other insurance coverages carried by Landlord, including deductibles or risk retention and a proportionate allocation of the cost of blanket insurance policies maintained by Landlord and/or its Affiliates (defined below).

(5)           Real estate taxes, assessments, business taxes, excises, property association dues, fees, levies, charges and other taxes of every kind and nature whatsoever, general and special, extraordinary and ordinary, foreseen and unforeseen, including interest on installment payments, which may be levied or assessed against or arise in connection with ownership, use, occupancy, rental, operation or possession of the Property (including personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property), or substituted, in whole or in part, for a tax previously in existence by any taxing authority, or assessed in lieu of a tax increase, or paid as rent under any ground lease.  Real estate taxes do not include Landlord’s income, franchise or estate taxes (except to the extent such excluded taxes are assessed in lieu of taxes included above).

(6)           Compliance with Laws which are amended, become effective, or are interpreted or enforced differently, after the date of this Lease; including license, permit and inspection fees (but not in duplication of capital expenditures amortized as provided in Section 4.D(9)); and all expenses and fees, including attorneys’ fees and court or other venue of dispute resolution costs, incurred in negotiating or contesting real estate taxes or the validity and/or applicability of any governmental enactments which may affect Operating Expenses; provided Landlord shall credit against Operating Expenses any refunds received from such negotiations or contests to the extent originally included in Operating Expenses (less Landlord’s actual costs).

(7)           Building safety services, to the extent provided or contracted for by Landlord.

(8)           Goods and services purchased from Landlord’s subsidiaries and Affiliates to the extent the cost of same is generally consistent with rates charged by unaffiliated third parties for similar goods and services.

(9)           Amortization of capital expenditures incurred: (a) to conform with Laws which are amended, become effective, or are interpreted or enforced differently, after the date of this Lease; provided, however, all capital expenditures made in order to conform to or comply with ADA shall be included in Operating Expenses provided such capital expenditures are made for revisions or changes to ADA after the date of this Lease; (b) to provide or maintain building standards (other than building standard tenant improvements); or (c) with the intention of promoting safety or

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reducing or controlling increases in Operating Expenses, such as lighting retrofit and installation of energy management systems (limited to the amount of actual savings realized as estimated reasonably and in good faith by Landlord’s Building engineer).  Such expenditures shall be amortized uniformly over the following periods of time (together with interest on the unamortized balance at the Prime Rate (defined in Section 19.B) as of the date incurred plus 2%):  for building improvements, the shorter of 10 years or the estimated useful life of the improvement; and for all other items, 3 years for expenditures under $50,000 and 5 years for expenditures in excess of $50,000, to the extent the foregoing is in accordance with sound real estate accounting principles consistently applied.

(10)         Electrical services used in the operation, maintenance and use of the Property; sales, use, excise and other taxes assessed by governmental authorities on electrical services supplied to the Property.

E.             Exclusions from Operating Expenses.  Operating Expenses exclude the following expenditures:

(1)           Leasing commissions, attorneys’ fees and other expenses related to leasing tenant space and constructing improvements for the benefit of other tenants or other occupants of vacant space;

(2)           Goods and services furnished to an individual tenant of the Building which are above building standard and which are separately reimbursable directly to Landlord in addition to the OE Payment.

(3)           Repairs, replacements and general maintenance paid by insurance proceeds or condemnation proceeds.

(4)           Except as provided in Section 4.D(9), depreciation, amortization, interest payments on any encumbrances on the Property and the cost of capital improvements or additions.

(5)           Costs of installing any specialty service, such as an observatory, broadcasting facility, luncheon club, or athletic or recreational club.

(6)           Expenses for repairs or maintenance related to the Property which have been reimbursed to Landlord pursuant to warranties or service contracts.

(7)           Costs (other than maintenance costs) of any art work (such as sculptures or paintings) used to decorate the Building.

(8)           Payments of principal and/or interest on debt or amortization payments on any mortgage or mortgages executed by Landlord covering the Building, the Premises or Parking Facilities (or any portion thereof), rental concessions or negative cash flow guaranties, and rental payments under any ground or underlying leases or lease;

(9)           All items and services for which Tenant reimburses Landlord and pays third persons.

(10)         Expenses incurred in leasing or procuring new tenants, including advertising and marketing expenses and expenses for preparation of leases or renovating space for new tenants, rent allowances, lease takeover costs, payment of moving costs and similar costs and expenses.

(11)         Costs incurred as a result of an intentional tort by Landlord or its agents.

(12)         Legal, auditing, consulting and professional fees paid or incurred in connection with negotiations for financings, refinancings or sales of the Property.

(13)         Rental of items which if purchased would constitute a capital expenditure which could not be included in Operating Expenses pursuant to Section 4.D(9) above.

(14)         Costs for which Landlord has been compensated by a management fee.

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(15)         Salaries of officers and executives of Landlord, except as included in Section 4.D(2).

(16)         Any rental and any associated costs, either actual or not, for Landlord’s or Landlord’s managing agent’s leasing office.

(17)         Landlord’s general corporate overhead and general administrative expenses.

(18)         Costs arising from Landlord’s charitable or political contributions.

(19)         Leasing commissions, attorney’s fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants, other occupants or prospective tenants or other occupants; and legal fees incurred in connection with this Lease or the operation of the Building that do not result in a reduction of Operating Expenses.

(20)         Costs, penalties and fines incurred due to the violation by Landlord or any other tenant of the Building of Laws, or the terms and conditions of any lease pertaining to the Building, except such as may be incurred by Landlord in contesting in good faith the alleged violation.

(21)         Compensation paid to clerks, attendants or other persons in commercial concessions other than the Parking Facilities (such as a snack bar, restaurant or newsstand).

(22)         Expenses incurred in leasing or procuring new tenants, including advertising and marketing expenses and expenses for preparation of leases or renovating space for new tenants, rent allowances, lease takeover costs, payment of moving costs and similar costs and expenses.

(23)         Salaries of officers and executives of Landlord, except as included in Section 4.D(2).

(24)         Costs incurred in the operation of the Parking Facilities or other parking facility serving the Building.

(25)         Any other expense or cost which under sound real estate accounting principles consistently applied would not be considered a normal maintenance or operating expense of the Building.

F.             Proration of Operating Expenses; Adjustments.  If Landlord incurs Operating Expenses for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned by Landlord between the Property and the other buildings or properties. If the Building is not 95% occupied during any calendar year or partial calendar year or if Landlord is not supplying services to 95% of the total Rentable Square Footage of the Building at any time during a calendar year or partial calendar year, Operating Expenses shall be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building during that calendar year.  The extrapolation of Operating Expenses under this Section shall be performed by Landlord by adjusting the cost of those components of Operating Expenses that are impacted by changes in the occupancy of the Building.  Notwithstanding the above, Tenant shall only be required to pay actual Operating Expenses incurred by Landlord.

G.            Audit Rights.  Within 120 days after Landlord furnishes its statement of actual Operating Expenses for any calendar year (the “Audit Election Period“), Tenant may, at its expense, elect to audit Landlord’s Operating Expenses for such calendar year only, subject to the following conditions:  (1) there is no uncured event of default under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm of recognized local, regional, or national standing; (3) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (4) the audit shall commence within 30 days after Landlord makes Landlord’s books and records available to Tenant’s auditor at Landlord’s management office in the Building and shall conclude within 90 days after commencement, provided that Landlord has cooperated with Tenant and Tenant’s auditor’s reasonable requests; (5) the audit shall be conducted during Landlord’s normal business hours at the location where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord’s business; and (6) Tenant and its accounting

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firm shall treat any audit in a confidential manner and shall each execute Landlord’s confidentiality agreement for Landlord’s benefit prior to commencing the audit.  This paragraph shall not be construed to limit, suspend, or abate Tenant’s obligation to pay Rent when due, including the OE Payment.  If the audit proves that Landlord’s calculation of Tenant’s Pro Rata Share of Operating Expenses for the calendar year under inspection was overstated by more than five percent (5%), then, after verification, Landlord shall pay Tenant’s actual reasonable out-of-pocket audit and inspection fees applicable to the review of said calendar year statement within thirty (30) days after receipt of Tenant’s invoice therefor.  Landlord shall credit any overpayment determined by the final approved audit report against the next Rent due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant within 30 days of determination.  Likewise, Tenant shall pay Landlord any underpayment determined by the final approved audit report within 30 days of determination.  The foregoing obligations shall survive the expiration or termination of this Lease.  If Tenant does not give written notice of its election to audit Landlord’s Operating Expenses during the Audit Election Period, Landlord’s Operating Expenses for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same.  Provided however, if any audit determines that Tenant has been overcharged by more than five percent (5%), Tenant’s audit rights shall extend back to previous two lease years.  The right to audit granted hereunder is personal to the initial Tenant named in this Lease and to any assignee under a Permitted Transfer (defined below) and shall not be available to any subtenant under a sublease of the Premises.

5.             Tenant’s Use of Premises.

A.            Permitted Uses.  The Premises shall be used only for general office use (the “Permitted Use“) and for no other use whatsoever.  Tenant shall not use or permit the use of the Premises for any purpose which is illegal, creates obnoxious odors (including tobacco smoke), noises or vibrations, is dangerous to persons or property, could increase Landlord’s insurance costs, or which, in Landlord’s reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation or maintenance of the Property.  Except as provided below, the following uses are expressly prohibited in the Premises:  schools, government offices or agencies; collection agencies; credit unions; data processing, telemarketing or reservation centers; medical treatment and health care (but not administrative offices for such companies); radio, television or other telecommunications broadcasting; restaurants and other retail; customer service offices of a public utility company; or any other purpose which would, in Landlord’s reasonable opinion, impair the reputation or quality of the Building, overburden any of the Building systems, Common Areas or parking facilities, impair Landlord’s efforts to lease space or otherwise interfere with the operation of the Property.  Notwithstanding the foregoing, the following ancillary uses are permitted in the Premises only so long as they do not, in the aggregate, occupy more than 25% of the Rentable Square Footage of the Premises or any single floor (whichever is less):  (A) the following services provided by Tenant exclusively to its employees:  schools, training and other educational services; credit unions; and similar employee services; and (B) the following services directly and exclusively supporting Tenant’s business:  telemarketing; reservations; storage; data processing; debt collection; and similar support services.

B.            Compliance with Laws.  Tenant shall comply with all Laws regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises and the use of the Common Areas.  Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices Tenant receives regarding a violation or alleged or potential violation of any Laws.  Tenant shall comply with the rules and regulations of the Building attached as Exhibit B and such other reasonable rules and regulations (or modifications thereto which shall be consistently applied) adopted by Landlord from time to time.  Such rules and regulations will be applied in an equitable manner as reasonably determined by Landlord.  Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations.

C.            Tenant’s Security Responsibilities.  Tenant shall (1) lock the doors to the Premises and take other reasonable steps to secure the Premises and the personal property of all Tenant Parties (defined in Article 13) and any of Tenant’s transferees, contractors or licensees in the Common Areas and parking facilities of the Building and Property, from unlawful intrusion, theft, fire and other hazards; (2) keep and maintain in good working order all security and safety devices installed in the Premises by or for the benefit of Tenant (such as locks, smoke detectors and burglar alarms); and (3) cooperate with Landlord and other tenants in the Building on Building safety matters.  Tenant acknowledges that any security or safety measures employed by Landlord are for the

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protection of Landlord’s own interests; that Landlord is not a guarantor of the security or safety of the Tenant Parties or their property; and that such security and safety matters are the responsibility of Tenant and the local law enforcement authorities.  Landlord shall maintain such security measures in and about the Building as are reasonably consistent with a majority of the Class A buildings in the Houston Central Business District, taking into account comparable size, age, design and quality.

6.             Security Deposit.

A.            Letter of Credit.  In order to guarantee the obligations of Tenant under this Lease and as the Security Deposit hereunder, Tenant shall deliver to Landlord within 5 days after the Effective Date an irrevocable, unconditional letter of credit in the amount of $1,325,976.75 (the “Letter of Credit”).  The Letter of Credit shall be for a minimum period of one year, addressed to Landlord (and/or any other beneficiary designated by Landlord), issued in a form and substance similar to that attached hereto as Exhibit F and by a financial institution approved by Landlord, in Landlord’s sole discretion, and shall be transferable one or more times by Landlord without the consent of Tenant.  At least thirty (30) days prior to the expiration of the Letter of Credit, Tenant shall provide to Landlord, a substitute Letter of Credit issued in a form and substance similar to the Letter of Credit, for the minimum duration of one year.  Landlord agrees to reimburse Tenant, upon Tenant’s request, any and all commercially reasonable processing fees charged by the issuing bank in connection with the Letter of Credit that arise due to: (1) Landlord’s sale or transfer of all or any portion of the Building or Property and the need for modification of the Letter of Credit in connection therewith; or (2) the addition, deletion, or modification of any beneficiary under the Letter of Credit.  The bank issuing the Letter of Credit shall have banking offices in the city in which the Building is located, at which offices the Letter of Credit may be drawn.  Tenant agrees that Landlord may, from time to time while an event of default by Tenant exists after notice and opportunity to cure (if applicable) and remains uncured, draw and receive payment under the Letter of Credit of the entire amount thereof at such time, and any such amounts received by Landlord shall be held by Landlord and applied in accordance with this Lease in the manner specified in Section 6.B.  Landlord shall at all times during the Term, hold a letter of credit in the amount described above.  Notwithstanding anything contained herein or in the Letter of Credit to the contrary, Landlord shall return the Letter of Credit to Tenant (and no further Letter of Credit or other form of Security Deposit shall be required of Tenant hereunder) promptly following the occurrence of both of the following:

(i)            Tenant’s audited financial statements prepared in accordance with generally accepted accounting principles consistently applied, show an amount for shareholders’ equity (or “net worth”) exceeding $500,000,000; and

(ii)           Tenant has filed with the U.S. Securities & Exchange Commission in accordance with applicable Law Tenant’s Form 10-K for the year ending December 31, 2003.

B.            Security Deposit.  The Security Deposit in the form of the Letter of Credit shall be delivered by Tenant to Landlord as specified in Section 6.A and shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease.  The Security Deposit is not an advance payment of Rent or a measure of Tenant’s liability for damages.  Landlord may, from time to time while an event of default by Tenant exists after notice and opportunity to cure (if applicable) and remains uncured, without prejudice to any other remedy, draw on the Letter of Credit as therein provided and use all or a portion of the funds thereby received to satisfy past due Rent, cure any uncured default by Tenant, or repay Landlord for damages and charges for which Tenant is legally liable under this Lease or resulting from Tenant’s breach of this Lease.  If Landlord so draws on the Letter of Credit, Tenant shall on demand restore the face amount of the Letter of Credit to its original amount and such use by Landlord of the funds drawn from the Letter of Credit shall not constitute a cure of the existing event of default until such time as the entire amount owing to Landlord is paid in full and the Letter of Credit face amount is fully restored.  Provided that Tenant has performed all of its obligations hereunder, Landlord shall return the original Letter of Credit (subject to any prior drafts thereon) to Tenant within 30 days after the later to occur of: (A) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (B) the Expiration Date; provided, however, that Tenant does hereby authorize Landlord to withhold from any funds held by Landlord hereunder as the Security Deposit all amounts allowed by Law and the amount reasonably anticipated by Landlord to be owed by Tenant as a result of an underpayment of the OE Payment for the final year of the Term.  To the fullest extent permitted by applicable Law, Tenant agrees that the provisions of this Article 6 shall supersede and replace all statutory rights of

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Tenant under applicable Law regarding the retention, application or return of security deposits.  If Landlord transfers its interest in the Premises, Landlord shall assign the Security Deposit to the transferee and, following the assignment and the delivery to Tenant of an acknowledgement of the transferee’s responsibility for the Security Deposit if required by Law, Landlord shall have no further liability for the return of the Security Deposit.  Landlord shall not be required to keep the funds constituting the Security Deposit (i.e., any funds received by Landlord as a result of a draft on the Letter of Credit) separate from its other accounts.

7.             Services Furnished by Landlord.

A.            Standard Services.  Subject to the provisions of this Lease, Landlord agrees to furnish (or cause a third party provider to furnish) the following services to Tenant during the Term:

(1)           Water service for use in the lavatories on each floor on which the Premises are located.

(2)           Heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as required by governmental authority or and in such amounts as specified in Exhibit G.  Tenant, upon such notice as is reasonably required by Landlord, and subject to the capacity of the Building systems, may request HVAC service during hours other than Normal Business Hours.  Tenant shall pay Landlord for such additional service at a rate equal to $12.50 per requested hour of operation per air handler (the “Hourly HVAC Charge“).  Landlord shall have the right, upon 30 days prior written notice to Tenant, to adjust the Hourly HVAC Charge from time to time, but not more than once per calendar year, based upon increases in HVAC costs, which costs include utilities, taxes, surcharges, labor, equipment, maintenance and repair.

(3)           Maintenance and repair of the Property as described in Section 9.B.

(4)           Janitorial service five days per week (excluding Holidays), in accordance with the janitorial specifications set forth on Exhibit H.  If Tenant’s use of the Premises, floor covering or other improvements requires special services in excess of the standard services for the Building as reflected on Exhibit H, Tenant shall pay the additional cost attributable to the special services.

(5)           Elevator service, subject to proper authorization and Landlord’s policies and procedures for use of the elevator(s) in the Building.

(6)           Exterior window washing at such intervals as determined by Landlord, but not less than one time per year.

(7)           Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in Article 8.

(8)           Landlord shall provide a Building standard directory in an area designated by Landlord with the names and suite numbers of tenants of the Building, including the name of Tenant and Tenant’s departments located in the Building.  During the Term, Landlord shall periodically update Tenant’s designations on the Building directory at Tenant’s request, at Tenant’s sole cost and expense.  Landlord, at Landlord’s expense, shall add Tenant’s name and departments to the directory board before Tenant’s occupancy of the Premises.

(9)           Replacement of building standard light bulbs and ballasts within the Premises.

(10)         Pest control services in a quantity and quality at least equal to that of similar Class A office buildings in the Central Business District of Houston, Texas, taking into account comparable size, age, design and quality.

B.            Service Interruptions.  For purposes of this Lease, a “Service Failure“ shall mean any interruption, suspension or termination of services being provided to Tenant by Landlord or by third-party providers, whether engaged by Tenant or pursuant to arrangements by such providers with Landlord, which are due to (1) the application of Laws; (2) the failure, interruption or malfunctioning of any electrical or mechanical equipment, utility or other service to the Building or Property; (3) the performance of repairs, maintenance, improvements or alterations; or (4) the occurrence of any other event or cause whether or not within the reasonable control of Landlord.  No Service Failure shall render Landlord liable to Tenant, constitute a constructive eviction of Tenant,

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give rise to an abatement of Rent, or relieve Tenant from the obligation to fulfill any covenant or agreement, except as expressly specified herein.  Commencing on the 7th consecutive day of any Service Failure within Landlord’s control, (unless the Service Failure is caused by a fire or other casualty, in which event Article 16 controls), Tenant shall, as its sole remedy, be entitled to an equitable diminution of Rent (including the OE Payment) based upon the pro rata portion of the Premises which is rendered not usable by Tenant for the Permitted Use, except to the extent such Service Failure is caused by a Tenant Party.  If the Service Failure renders the Premises not usable by Tenant for the Permitted Use, and is not cured within 180 days after Landlord’s receipt of Tenant’s written notice of Service Failure, then Tenant, at its option, upon written notice to Landlord prior to the expiration of such 180-day period, may terminate this Lease and all of its obligations for the remaining balance of the Term, and any renewals or extensions thereof, whichever shall be applicable, and the parties hereto shall be relieved of all liabilities and obligations hereunder (other than those which expressly survive termination) as of the date of Tenant’s written notice of termination pursuant to this Section 7.B.  In no event shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant’s Property (defined in Article 14), arising out of or in connection with any Service Failure or the failure of any Building safety services, personnel or equipment.

C.            Third Party Services.  If Tenant desires any service which Landlord has not specifically agreed to provide in this Lease, such as private security systems or telecommunications services serving the Premises, Tenant shall procure such service directly from a reputable third party service provider (“Provider“) for Tenant’s own account.  Tenant shall require each Provider to comply with the Building’s rules and regulations, all Laws, and Landlord’s reasonable policies and practices for the Building.  Tenant acknowledges Landlord’s current policy that requires all Providers utilizing any area of the Property outside the Premises to be approved by Landlord and to enter into a written agreement acceptable to Landlord prior to gaining access to, or making any installations in or through, such area.  Accordingly, Tenant shall give Landlord written notice sufficient for such purposes.

8.             Use of Electrical Services by Tenant.

A.            Landlord’s Electrical Service.  Subject to the terms of this Lease, Landlord shall furnish to the Premises, in the risers on the floors on which the Premises is located for distribution by Tenant, electrical service of no less than 4.0 watts per square foot of Rentable Square Footage of connected load for low voltage consumption to operate customary office machines and other equipment of similar low electrical consumption and no less than 2.0 watts per square foot of Rentable Square Footage of connected load for lighting (“Building Standard Electrical Service”). Landlord may, at any time and from time to time, calculate Tenant’s actual electrical consumption in the Premises by a survey conducted by a reputable consultant selected by Landlord, all at Landlord’s expense.  The cost of any electrical consumption in excess of Building Standard Electrical Service shall be paid by Tenant in accordance with Section 8.D.  The furnishing of electrical services to the Premises shall be subject to the rules, regulations and practices of the supplier of such electricity and of any municipal or other governmental authority regulating the business of providing electrical utility service.

B.            Selection of Electrical Service Provider.  Landlord shall have and retain the sole right to select the provider of electrical services to the Building and/or the Property.  To the fullest extent permitted by Law, Landlord shall have the continuing right to change such utility provider.  All charges and expenses incurred by Landlord due to any such changes in electrical services, including maintenance, repairs, installation and related costs, shall be included in the electrical services costs referenced in Section 4.D(10), unless paid directly by Tenant.

C.            Submetering.  Landlord shall have the continuing right, upon 30 days written notice, to install a submeter for the Premises at Tenant’s expense if Tenant installs in the Premises any electrical equipment (e.g., mainframe computers or supplemental HVAC unit) using greater than single-phase electrical power or exceeding the parameters of Building Standard Electrical Service.  If submetering is installed for such equipment hereunder, Landlord may charge for Tenant’s actual electrical consumption monthly in arrears for the kilowatt hours used, a rate per kilowatt hour equal to that charged to Landlord by the provider of electrical service to the Building during the same period of time (plus, to the fullest extent permitted by applicable Laws, an administrative fee equal to 10% of such charge), except as to electricity directly purchased by Tenant from third party providers after obtaining Landlord’s consent to the same.  In the event Landlord is unable to

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determine the exact kilowatt hourly charge during the period of time, Landlord shall use the average kilowatt hourly charge to the Building for the first billing cycle ending after the period of time in question.  Even if such equipment in the Premises is submetered pursuant hereto, Tenant shall remain obligated to pay Tenant’s Pro Rata Share of the cost of electrical services as provided in Section 4.B, except that Tenant shall be entitled to a credit against electrical services costs equal to that portion of the amounts actually paid by Tenant separately and directly to Landlord which are attributable to building standard electrical services submetered to the Premises.

D.            Excess Electrical Service.  Tenant’s use of electrical service shall not exceed Building Standard Electrical Service.  If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including the installation of utility service upgrades, meters, submeters, air handlers or cooling units).  The costs of any approved additional consumption (to the extent permitted by Law), installation and maintenance shall be paid by Tenant.

9.             Repairs and Alterations.

A.            Tenant’s Repair Obligations.  Tenant shall keep the Premises in good condition and repair, ordinary wear and tear excepted.  Tenant’s repair obligations include, without limitation, repairs to:  (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, “Cable“) that is installed by or for the benefit of Tenant whether located in the Premises or in other portions of the Building; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations (defined below) performed by contractors retained by Tenant, including related HVAC balancing; and (9) all of Tenant’s furnishings, trade fixtures, equipment and inventory.  Prior to performing any such repair obligation, Tenant shall give written notice to Landlord describing the necessary maintenance or repair.  Upon receipt of such notice, Landlord may elect either to perform any of the maintenance or repair obligations specified in such notice, or require that Tenant perform such obligations by using contractors approved by Landlord.  All work shall be performed at Tenant’s expense in accordance with the rules and procedures described in Section 9.C below.  If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may, in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay to Landlord the reasonable cost of the repairs within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

B.            Landlord’s Repair Obligations.  Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon:  (1) structural elements of the Building; (2) standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building.  Landlord shall promptly make repairs (taking into account the nature and urgency of the repair) for which Landlord is responsible.  If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of any Tenant Party (defined in Article 13), Tenant shall pay the costs of such repairs or maintenance to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

C.            Alterations.

(1)           When Consent Is Required.  Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Building (collectively, “Alterations“) without first obtaining the written consent of Landlord in each instance.  However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Minor Alteration“):  (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from outside the Premises or Building; (c) will not affect the systems or structure of the Building; and (d) does not require work to be performed inside the walls.

(2)           Requirements For All Alterations, Including Minor Alterations.  Prior to starting work on any Alteration, Tenant shall furnish to Landlord for review and approval, such

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approval not to be unreasonably withheld: plans and specifications; names of proposed contractors (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; necessary permits and approvals; evidence of contractors’ and subcontractors’ insurance.  Changes to the plans and specifications must also be submitted to Landlord for its approval, such approval not to be unreasonably withheld.  Some of the foregoing requirements may be waived by Landlord for the performance of specific Minor Alterations; provided that such waiver is obtained in writing prior to the commencement of such Minor Alterations.  Landlord’s waiver on one occasion shall not waive Landlord’s right to enforce such requirements on any other occasion.  Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building.  Landlord may designate reasonable rules, regulations and procedures for the performance of Alterations in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed.  Tenant shall reimburse Landlord within 30 days after receipt of an invoice for out-of-pocket sums paid by Landlord for third party examination of Tenant’s plans for Alterations.  In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay to Landlord a fee equal to 3% of the total cost of such Alterations for Landlord’s oversight and coordination of any Alterations; provided, however, that if no oversight or coordination services are requested of Landlord then no such fee shall be charged.  No later than 30 days after completion of the Alterations, Tenant shall furnish “as-built” plans (which shall not be required for Minor Alterations), completion affidavits, full and final waivers of liens, receipts and bills covering all labor and materials.  Tenant shall assure that the Alterations comply with all insurance requirements and Laws.

(3)           Landlord’s Liability For Alterations.  Landlord’s approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant’s use.  Tenant acknowledges that Landlord is not an architect or engineer, and that the Alterations will be designed and/or constructed using independent architects, engineers and contractors.  Accordingly, Landlord does not guarantee or warrant that the applicable construction documents will comply with Laws or be free from errors or omissions, or that the Alterations will be free from defects, and Landlord will have no liability therefor.

10.           Entry by Landlord.  Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants’ premises.  However, provided there is no uncured event of default under this Lease, any exhibition of the Premises to prospective tenants prior to the last 12 months of the Term shall be subject to Tenant’s prior consent, which shall not be unreasonably withheld.  Except in emergencies or to provide janitorial and other Building services after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally.  Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions, if reasonably necessary for the protection and safety of Tenant and its employees.  Except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours; provided, however, that Landlord is not required to conduct work on weekends or after Normal Business Hours if such work can be conducted without closing the Premises or causing any material disruption to Tenant’s business operations.  Entry by Landlord for any such purposes shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11.           Assignment and Subletting.

A.            Landlord’s Consent Required.  Subject to the remaining provisions of this Article 11, but notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant shall not assign, transfer or encumber any interest in this Lease (either absolutely or collaterally) or sublease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer“) without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  Without limitation, Tenant agrees that Landlord’s consent shall not be considered unreasonably withheld if:  (1) the proposed transferee’s financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee is (a) a governmental organization or (b) a present occupant of the Property as to which Landlord is engaged in active lease negotiations for other premises in the Building, which negotiations began prior to any active negotiations between Tenant and such occupant (“active” meaning that Landlord and such proposed transferee have both submitted a written proposal/counter-proposal

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to each other); (3) any uncured event of default exists under this Lease (or a condition exists which, with the passage of time or giving of notice, would become an event of default); (4) any portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer; (5) the proposed transferee’s use of the Premises conflicts with the Permitted Use or any exclusive usage rights granted to any other tenant in the Building; (6) the use, nature, business, activities or reputation in the business community of the proposed transferee (or its principals, employees or invitees) does not meet Landlord’s standards for Building tenants; (7) either the Transfer or any consideration payable to Landlord in connection therewith adversely affects the real estate investment trust qualification tests applicable to Landlord or its Affiliates; or (8) the proposed transferee is involved in litigation with Landlord or any of its Affiliates.  Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant’s sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment.  Any attempted Transfer in violation of this Article is voidable at Landlord’s option.

B.            Consent Parameters/Requirements.  As part of Tenant’s request for, and as a condition to, Landlord’s consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy (unexecuted) of the proposed assignment or sublease and other contractual documents, and such other information as Landlord may reasonably request.  Following receipt of such information, Landlord shall either:  (1) consent to the Transfer or reasonably refuse to consent to the Transfer, or (2) exercise its right to terminate this Lease with respect to the portion of the Premises and for the term that Tenant is proposing to assign or sublet.  Any such termination shall be effective on the proposed effective date of the Transfer for which Tenant requested consent (“Landlord Termination Date”).  In the event Landlord elects option (2) above, Landlord shall provide written notice to Tenant of its election to terminate this Lease (“Landlord’s Termination Notice”).  Tenant shall have the right to withdraw its request for Landlord’s consent to the proposed Transfer (“Withdrawal Right”), provided Tenant exercises such Withdrawal Right within 5 Business Days after receipt of Landlord’s Termination Notice.  If Tenant timely exercises its Withdrawal Right, the Lease shall continue in full force and effect as if Tenant had not requested Landlord’s consent to the proposed Transfer and Landlord’s Termination Notice shall thereby be rendered moot.  In the event the Landlord termination right is exercised and not rendered moot, then Tenant shall vacate such portion of the Premises by the Landlord Termination Date and upon Tenant’s vacating such portion of the Premises, the rent and other charges payable shall be proportionately reduced.  Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers.  In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease, nor shall the acceptance of Rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its obligations or liabilities under this Lease.  Tenant shall pay Landlord a review fee of $500 for Landlord’s review of any Permitted Transfer or requested Transfer.

C.            Payment to Landlord.  If the aggregate consideration paid to a Tenant Party for a Transfer exceeds that payable by Tenant under this Lease (prorated according to the transferred interest), Tenant shall pay Landlord 50% of such excess (after deducting therefrom reasonable leasing commissions, reasonable costs of tenant improvements paid to unaffiliated third parties and any other concessions provided in connection with the Transfer, with proof of same provided to Landlord).  Tenant shall pay Landlord for Landlord’s share of any excess within 30 days after Tenant’s receipt of such excess consideration. If any uncured event of default exists under this Lease (or a condition exists which, with the passage of time or giving of notice, would become an event of default), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received, but not to exceed the amount payable by Tenant under this Lease.

D.            Change in Control of Tenant.  Except for a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights in Tenant at any time sells or disposes of such majority of voting shares/rights, or changes its identity for any reason (including a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer.  The foregoing shall not apply so long as, both before and after the Transfer, Tenant is an entity whose outstanding stock is listed on a recognized U.S. securities exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed; provided, however, that Tenant shall give Landlord written notice at least 30 days prior to the effective date of such change in ownership or control.

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E.             No Consent Required.  Tenant may assign its entire interest under this Lease to its Affiliate (defined below) or to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied in Landlord’s reasonable discretion (a “Permitted Transfer“):  (1) no uncured event of default exists under this Lease; (2) Tenant’s successor shall own all or substantially all of the assets of Tenant; (3) such Affiliate or Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (4) no portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer; (5) such Affiliate’s or Tenant’s successor’s use of the Premises shall not conflict with the Permitted Use or any exclusive usage rights granted to any other tenant in the Building; (6) neither the Transfer nor any consideration payable to Landlord in connection therewith adversely affects the real estate investment trust (or pension fund or other ownership vehicle) qualification tests applicable to Landlord or its Affiliates; (7) such Affiliate or Tenant’s successor is not then involved in litigation with Landlord or any of Landlord’s Affiliates; and (8) Tenant shall give Landlord written notice at least 30 days prior to the effective date of the proposed Transfer, along with all applicable documentation and other information necessary for Landlord to determine that the requirements of this Section 11.E have been satisfied, including if applicable, the qualification of such proposed transferee as an Affiliate of Tenant.  The term “Affiliate“ means any person or entity controlling, controlled by or under common control with Tenant or Landlord, as applicable.  If requested by Landlord, the Affiliate of Tenant or Tenant’s successor shall sign a commercially reasonable form of assumption agreement.

12.           Liens.  Tenant shall not permit mechanic’s or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant.  If a lien is so placed, Tenant shall, within 10 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law.  If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien.  Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for any amount paid by Landlord, including reasonable attorneys’ fees, to bond or insure over the lien or discharge the lien.

13.           Indemnity.  Subject to Article 15, Tenant shall hold Landlord, its trustees, Affiliates, subsidiaries, members, principals, beneficiaries, partners, officers, directors, shareholders, employees, Mortgagee(s) (defined in Article 25) and agents (including the manager of the Property) (collectively, “Landlord Parties“) harmless from, and indemnify and defend such parties against, all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including reasonable attorneys’ fees and other professional fees that may be imposed upon, incurred by or asserted against any of such indemnified parties (each a “Claim” and collectively “Claims“) that arise out of or in connection with any damage or injury occurring in the Premises, EVEN IF SUCH LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE ORDINARY NEGLIGENCE OF A LANDLORD PARTY, BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A LANDLORD PARTY.  Subject to Articles 9.B, 15 and 20, Landlord shall hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, shareholders, employees and agents (collectively, “Tenant Parties“) harmless from, and indemnify and defend such parties against, all Claims that arise out of or in connection with any damage or injury occurring in or on the Property (excluding the Premises), to the same extent the Tenant Parties would have been covered had they been named as additional insureds on the commercial general liability insurance policy required to be carried by Landlord under this Lease, EVEN IF SUCH LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE ORDINARY NEGLIGENCE OF TENANT, BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF TENANT.

14.           Insurance.

A.            Tenant’s Insurance.  Tenant shall maintain the following insurance (“Tenant’s Insurance“), at its sole cost and expense:  (1) commercial general liability insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a per occurrence limit of no less than $1,000,000; (2) causes of loss-special form (formerly “all risk”) property insurance, including flood, covering all above building standard leasehold improvements and Tenant’s trade fixtures, equipment, furniture and other personal property within the Premises (“Tenant’s Property“)

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in the amount of the full replacement cost thereof; (3) business income (formerly “business interruption”) insurance written on an actual loss sustained form or with sufficient limits to address reasonably anticipated business interruption losses; (4) business automobile liability insurance to cover all owned, hired and nonowned automobiles owned or operated by Tenant providing a minimum combined single limit of $1,000,000; (5) workers’ compensation insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute (provided, however, if no workers’ compensation insurance is statutorily required, Tenant shall carry workers’ compensation insurance in a minimum amount of $500,000); (6) employer’s liability insurance in an amount of at least $500,000 per occurrence; and (7) umbrella liability insurance that follows form in excess of the limits specified in (1), (4) and (6) above, of no less than $4,000,000 per occurrence and in the aggregate.  Any company underwriting any of Tenant’s Insurance shall have, according to A.M. Best Insurance Guide, a Best’s rating of not less than A- and a Financial Size Category of not less than VIII.  All commercial general liability, business automobile liability and umbrella liability insurance policies shall name Landlord (or any successor), Landlord’s property manager, Landlord’s Mortgagee (if any), and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as “additional insureds” and shall be primary with Landlord’s policy being secondary and noncontributory.  If any aggregate limit is reduced because of losses paid to below 75% of the limit required by this Lease, Tenant will notify Landlord in writing within 10 days of the date of reduction.  All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days’ advance written notice of any change, cancellation, termination or lapse of insurance.  Tenant shall provide Landlord with a certificate of insurance and all required endorsements evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided access to the Premises for any reason, and upon renewals at least 10 days prior to the expiration of the insurance coverage.  All of Tenant’s Insurance policies, endorsements and certificates will be on forms and with deductibles and self-insured retention, if any, reasonably acceptable to Landlord.  The limits of Tenant’s insurance shall not limit Tenant’s liability under this Lease.

B.            Landlord’s Insurance.  Landlord shall maintain:  (1) commercial general liability insurance applicable to the Property which provides, on an occurrence basis, a minimum combined single limit of no less than $5,000,000 (coverage in excess of $1,000,000 may be provided by way of an umbrella/excess liability policy); and (2) causes of loss-special form (formerly “all risk”) property insurance on the Building in the amount of the replacement cost thereof, as reasonably estimated by Landlord.  The foregoing insurance and any other insurance carried by Landlord may be effected by a policy or policies of blanket insurance and shall be for the sole benefit of Landlord and under Landlord’s sole control.  Consequently, Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

15.           Mutual Waiver of Subrogation.  Notwithstanding anything in this Lease to the contrary, Tenant waives, and shall cause its insurance carrier(s) and any other party claiming through or under such carrier(s), by way of subrogation or otherwise, to waive any and all rights of recovery, Claim, action or causes of action against all Landlord Parties for any loss or damage to Tenant’s business, any loss of use of the Premises, and any loss, theft or damage to Tenant’s Property (including Tenant’s automobiles or the contents thereof), INCLUDING ALL RIGHTS (BY WAY OF SUBROGATION OR OTHERWISE) OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF THE NEGLIGENCE OF ANY LANDLORD PARTY, which loss or damage is (or would have been, had the insurance required by this Lease been maintained) covered by insurance.  In addition, Landlord waives, and shall cause its insurance carrier(s) and any other party claiming through or under such carrier(s), by way of subrogation or otherwise, to waive, any and all rights of recovery, Claim, action or causes of action against all Tenant Parties for any loss of or damage to or loss of use of the Building, any additions or improvements to the Building, or any contents thereof, INCLUDING ALL RIGHTS (BY WAY OF SUBROGATION OR OTHERWISE) OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF THE NEGLIGENCE OF ANY TENANT PARTY, which loss or damage is (or would have been, had the insurance required by this Lease been maintained) covered by insurance.

16.           Casualty Damage.

A.            Repair or Termination by Landlord.  If all or any part of the Premises are damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing.  Landlord shall have the right to terminate this Lease if:  (1) the Building shall be damaged so that, in Landlord’s judgment, substantial alteration or reconstruction of the Building shall be required (whether or not

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the Premises have been damaged); (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) an uninsured loss of the Building occurs notwithstanding Landlord’s compliance with Section 14.B above.  Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty.  If Landlord does not terminate this Lease under this Section 16.A, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and/or the Premises to substantially the same condition as existed immediately prior to the date of damage; provided, however, that Landlord shall only be required to reconstruct building standard leasehold improvements existing in the Premises as of the date of damage, and Tenant shall be required to pay the cost for restoring any other leasehold improvements.  However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord.

B.            Timing for Repair; Termination by Either Party.  If all or any portion of the Premises is damaged as a result of fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises, using standard working methods (“Completion Estimate“).  If the Completion Estimate indicates that the Premises cannot be made tenantable within 210 days from the date of damage, then regardless of anything in Section 16.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate.  Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of any of the Tenant Parties.  If neither party terminates this Lease under this Section 16.B, then Landlord shall repair and restore the Premises in accordance with, and subject to the limitations of, Section 16.A.

C.            Abatement.  In the event a material portion of the Premises is damaged as a result of a fire or other casualty, the Base Rent shall abate for the portion of the Premises that is damaged and not usable by Tenant until substantial completion of the repairs and restoration required to be made by Landlord pursuant to Section 16.A.  Tenant, however, shall not be entitled to such abatement if the fire or other casualty was caused by the negligence or intentional misconduct of any of the Tenant Parties.  Landlord shall not be liable for any loss or damage to Tenant’s Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage.  Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

17.           Condemnation.  Either party may terminate this Lease if the whole or any material part of the Premises are taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking“).  Landlord or Tenant shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building’s use prior to the Taking.  In order to exercise its right to terminate this Lease under this Article 17, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking.  Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs.  If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant’s Pro Rata Share shall, if applicable, be appropriately adjusted by Landlord.  In addition, Base Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term effective when the physical taking of the portion of the Premises occurs.  All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant.  However, Tenant may file a separate claim at its sole cost and expense for Tenant’s Property (excluding above building standard leasehold improvements) and Tenant’s reasonable relocation expenses, provided the filing of such claim does not diminish the award which would otherwise be receivable by Landlord.

18.           Events of Default.  Tenant shall be considered to be in default under this Lease upon the occurrence of any of the following events of default:

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A.            Tenant’s failure to pay when due all or any portion of the Rent (“Monetary Default“) provided that the first two such failures during any consecutive 12 month period shall not be an event of default if Tenant pays the amount due within 5 days after written notice from Landlord.

B.            Tenant’s failure to perform any of the obligations of Tenant in the manner set forth in Articles 14, 23, 23 or 25 (a “Time Sensitive Default“).

C.            Tenant’s failure (other than a Monetary Default or a Time Sensitive Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 20 days after written notice to Tenant.  However, if Tenant’s failure to comply cannot reasonably be cured within 20 days, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as:  (1) Tenant commences to cure the failure within the 20 day period following Landlord’s initial written notice, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease.  However, if Tenant’s failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant.  In addition, if Landlord provides Tenant with notice of Tenant’s failure to comply with the same specific term, provision or covenant of this Lease on more than two (2) occasions during any 12 month period, Tenant’s subsequent violation of the same term, provision or covenant shall, at Landlord’s option, be deemed an incurable event of default by Tenant.

D.            Tenant or any Guarantor becomes insolvent, files a petition for protection under the U.S. Bankruptcy Code (or similar Law) or a petition is filed against Tenant or any Guarantor under such Laws and is not dismissed within 45 days after the date of such filing, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

E.             The leasehold estate is taken by process or operation of Law.

F.             Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord, including any lease or agreement for parking.

19.           Remedies.

A.            Landlord’s Remedies.  Upon any default, Landlord shall have the right without notice or demand (except as provided in Article 18) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

(1)           Terminate this Lease;

(2)           Re-enter the Premises, change locks, alter security devices and lock out Tenant or terminate Tenant’s right of possession of the Premises without terminating this Lease;

(3)           Remove and store, at Tenant’s expense, all the property in the Premises using such lawful force as may be necessary;

(4)           Cure such event of default for Tenant at Tenant’s expense (plus a 15% administrative fee);

(5)           Withhold or suspend payment of sums Landlord would otherwise be obligated to pay to Tenant under this Lease or any other agreement;

(6)           Require all future payments to be made by cashier’s check, money order or wire transfer after the first time any check is returned for insufficient funds, or the second time any sum due hereunder is more than five (5) days late;

(7)           Apply any Security Deposit as permitted under this Lease; and/or

(8)           Recover such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law, including any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom.

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B.            Measure of Damages.

(1)           Calculation.  If Landlord either terminates this Lease or terminates Tenant’s right to possession of the Premises, Tenant shall immediately surrender and vacate the Premises and pay Landlord on demand:  (a) all Rent accrued through the end of the month in which the termination becomes effective; (b) interest on all unpaid Rent from the date due at a rate equal to the lesser of 18% per annum or the highest interest rate permitted by applicable Law; (c) all expenses reasonably incurred by Landlord in enforcing its rights and remedies under this Lease, including all reasonable legal expenses; (d) Costs of Reletting (defined below); and (e) all Landlord’s Rental Damages (defined below).  In the event that Landlord relets the Premises for an amount greater than the Rent due during the Term, Tenant shall not receive a credit for any such excess.

(2)           Definitions.  “Costs of Reletting“ shall include commercially reasonable costs, losses and expenses incurred by Landlord in reletting all or any portion of the Premises including, without limitation, the cost of removing and storing Tenant’s furniture, trade fixtures, equipment, inventory or other property, repairing and/or demolishing the Premises, removing and/or replacing Tenant’s signage and other fixtures, making the Premises ready for a new tenant, including the cost of advertising, commissions, architectural fees, legal fees and leasehold improvements, and any allowances and/or concessions provided by Landlord.  “Landlord’s Rental Damages“ shall mean the total Rent which Landlord would have received under this Lease (had Tenant made all such Lease payments as required) for the remainder of the Term minus the fair rental value of the Premises for the same period, or, if the Premises are relet, the actual rental value (not to exceed the Rent due during the Term), both discounted to present value at the Prime Rate (defined below) in effect upon the date of determination.  For purposes hereof, the “Prime Rate“ shall be the per annum interest rate publicly announced by a federally insured bank selected by Landlord in the state in which the Building is located as such bank’s prime or base rate.

(3)           Landlord’s Alternative Calculation.  Because future market rental rates, and the costs or time involved in reletting may be uncertain and difficult to determine at the time of Tenant’s default, the parties agree that Landlord may in its sole discretion elect to recover, in lieu of calculating damages under Section 19.B(1)(d) and (e) above (but without limiting damages under Section 19.B(1)(a) and (b) above), the sum of (a) the unamortized portion of all costs, losses and expenses incurred by Landlord as a result of entering into the Lease, and (b) twenty five percent (25%) of the total nominal Rent which Landlord would have received under this Lease (had Tenant made all such Rent payments as required) for the remainder of the Term, which the parties agree is a fair and reasonable estimate of Landlord’s Rental Damages and the Costs of Reletting.

C.            Tenant Not Relieved from Liabilities.  Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease.  In addition, Tenant shall not be relieved of its liabilities under this Lease, nor be entitled to any damages hereunder, based upon minor or immaterial errors in the exercise of Landlord’s remedies.  No right or remedy of Landlord shall be exclusive of any other right or remedy.  Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.  If Tenant fails to pay any amount when due hereunder, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the lesser of 18% per annum or the highest rate permitted by Law.  In addition, if Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administrative fee equal to 5% of the past due Rent.  However, in no event shall the charges permitted under this Section 19.C or elsewhere in this Lease, to the extent they are considered interest under applicable Law, exceed the maximum lawful rate of interest.  If any payment by Tenant of an amount deemed to be interest results in Tenant having paid any interest in excess of that permitted by Law, then it is the express intent of Landlord and Tenant that all such excess amounts theretofore collected by Landlord be credited against the other amounts owing by Tenant under this Lease.  Receipt by Landlord of Tenant’s keys to the Premises shall not constitute an acceptance or surrender of the Premises.  NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE TO THE CONTRARY, TENANT SHALL HOLD LANDLORD PARTIES HARMLESS FROM AND INDEMNIFY AND DEFEND SUCH PARTIES AGAINST, ALL CLAIMS THAT ARISE OUT OF OR IN CONNECTION WITH A BREACH OF THIS LEASE, SPECIFICALLY INCLUDING ANY VIOLATION OF APPLICABLE LAWS OR CONTAMINATION (DEFINED IN ARTICLE 30) CAUSED BY A TENANT PARTY.

D.            Mitigation of Damages.  Upon termination of Tenant’s right to possess the Premises, Landlord shall, only to the extent required by Law, use objectively reasonable efforts to mitigate

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damages by reletting the Premises.  Landlord shall not be deemed to have failed to do so if Landlord refuses to lease the Premises to a prospective new tenant with respect to whom Landlord would be entitled to withhold its consent pursuant to Section 11.A, or who (1) is a parent, subsidiary or other Affiliate of Tenant; (2) is not acceptable to any Mortgagee of Landlord; (3) requires improvements to the Premises to be made at Landlord’s expense; or (4) is unwilling to accept lease terms then proposed by Landlord, including:  (a) leasing for a shorter or longer term than remains under this Lease; (b) re-configuring or combining the Premises with other space, (c) taking all or only a part of the Premises; and/or (d) changing the use of the Premises.  Notwithstanding Landlord’s duty to mitigate its damages as provided herein, Landlord shall not be obligated (i) to give any priority to reletting Tenant’s space in connection with its leasing of space in the Building or any complex of which the Building is a part, or (ii) to accept below market rental rates for the Premises or any rate that would negatively impact the market rates for the Building.  To the extent that Landlord is required by applicable Law to mitigate damages, Tenant must plead and prove by clear and convincing evidence that Landlord failed to so mitigate in accordance with the provisions of this Section 19.D, and that such failure resulted in an avoidable and quantifiable detriment to Tenant.

E.             Landlord’s Lien.  Landlord hereby waives any lien it may now have or may hereafter acquire on any of Tenant’s furniture, fixtures, equipment or personal property.

F.             Landlord Defaults and Tenant Remedies.  Landlord shall be in default under this Lease in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations under this Lease within thirty (30) days of the receipt by Landlord of written notice from Tenant of Landlord’s alleged failure to perform.  In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default.  Tenant waives such remedies of termination or rescission (except as otherwise specifically provided for in this Lease) and agrees that Tenant’s remedies for default under this Lease and for breach of any promise or inducement are limited to a suit for damages and/or injunction, and are specifically subject to Section 3.B and Article 20.  In addition, Tenant shall, prior to the exercise of any such remedies, provide each Mortgagee and each lessor under a ground lease relative to the Property (in each instance, only as to those entities of which Tenant has notice of their interest) with written notice and reasonable time to cure any default by Landlord.

20.           Limitation of Liability.  Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord (and of any successor Landlord) to Tenant (or any person or entity claiming by, through or under Tenant) shall be limited to the interest of Landlord in the Property.  Tenant shall look solely to Landlord’s interest in the Property for the recovery of any judgment or award against Landlord.  No Landlord Party shall be personally liable for any judgment or deficiency.  Before filing suit for an alleged default by Landlord, Tenant shall give Landlord and the Mortgagee(s) (defined in Article 25) whom Tenant has been notified hold Mortgages (defined in Article 25) on the Property, Building or Premises, notice and reasonable time to cure the alleged default.  Tenant hereby waives all claims against all Landlord Parties for consequential, special or punitive damages allegedly suffered by any Tenant Parties, including lost profits and business interruption.

21.           No Waiver.  Neither party’s failure to declare a default immediately upon its occurrence or delay in taking action for a default shall constitute a waiver of the default, nor shall it constitute an estoppel.  Neither party’s failure to enforce its rights for a default shall constitute a waiver of that party’s rights regarding any subsequent default.

22.           Tenant’s Right to Possession.  Provided Tenant pays the Rent and fully performs all of its other covenants and agreements under this Lease, Tenant shall have the right to peacefully occupy the Premises without hindrance from Landlord or any person lawfully claiming through Landlord, subject to the terms of this Lease and applicable Law.  This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of any Landlord Parties.

23.           Relocation.  [Intentionally Omitted].

24.           Holding Over.  Except for any permitted occupancy by Tenant under Article 29, if Tenant or any party claiming by, through or under Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, the continued occupancy of the Premises shall be that of a tenancy at sufferance.  Tenant shall pay an amount (on a per month basis without reduction for partial

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months during the holdover) equal to 150% of the sum of the Base Rent and the OE Payment due for the period immediately preceding the holdover.  Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease.  No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise.  In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord’s inability to deliver possession, or perform improvements, such failure shall constitute a Time Sensitive Default hereunder; and notwithstanding any other provision of this Lease to the contrary, TENANT SHALL BE LIABLE TO LANDLORD FOR, AND SHALL PROTECT LANDLORD FROM AND INDEMNIFY AND DEFEND LANDLORD AGAINST, ALL LOSSES AND DAMAGES, INCLUDING ANY CLAIMS MADE BY ANY SUCCEEDING TENANT RESULTING FROM SUCH FAILURE TO VACATE, AND ANY CONSEQUENTIAL DAMAGES THAT LANDLORD SUFFERS FROM THE HOLDOVER (THE “HOLDOVER DAMAGES”); PROVIDED, HOWEVER, THAT FOR THE FIRST 30 DAYS OF ANY SUCH HOLDOVER TENANT SHALL NOT BE LIABLE FOR THE HOLDOVER DAMAGES.

25.           Subordination to Mortgages; Estoppel Certificate.  Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently affecting the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively, a “Mortgage“).  The party having the benefit of a Mortgage shall be referred to as a “Mortgagee.”  This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee.  In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  If requested by a successor-in-interest to all or a part of Landlord’s interest in this Lease, Tenant shall, without charge, attorn to the successor-in-interest.  However, in the event of attornment after a foreclosure sale or deed in lieu of foreclosure, no purchaser at such sale, grantee of such deed, or immediate transferee from such purchaser or grantee shall be: (A) liable for any act, omission or default of Landlord; (B) subject to any offsets or defenses which Tenant might have against Landlord or subject to exercise of a right of termination by Tenant that matures prior to the date Mortgagee takes title (other than a right of termination previously arising under either Article 16 or 17); (C) liable for or bound by any Base Rent or Additional Rent which Tenant might have paid for more than the current month to Landlord; (D) liable for or obligated to cure any defaults of Landlord which occurred prior to the time that Mortgagee succeeded to the interest of Landlord under this Lease; (E) liable, bound or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit or cleaning deposit paid to Landlord under this Lease, whether or not still held by Landlord, unless and until Mortgagee has actually received for its own account the full amount of such security deposit or cleaning deposit, or (F) liable for or bound by any agreement of Landlord with respect to the completion of any improvements to the Property or Premises or for the payment or reimbursement to Tenant of any contribution to the cost of the completion of any such improvements; or (G) bound by any modification, amendment, surrender or termination of this Lease without Mortgagee’s written consent.  Tenant shall, within 10 Business Days after receipt of a written request from Landlord, execute and deliver an estoppel certificate to those parties as are reasonably requested by Landlord (including a Mortgagee or prospective purchaser).  The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to the best of Tenant’s knowledge, there is no default (or stating with specificity the nature of the alleged default) and certifying other matters with respect to this Lease that may reasonably be requested.  Tenant’s failure to provide any estoppel certificate within the 10 Business Day period specified above, and the continuation of such failure for a period of 5 days after Landlord delivers a second written notice requesting same, shall constitute a Time Sensitive Default under this Lease.  Landlord agrees to deliver to Tenant the Subordination, Non-Disturbance & Attornment Agreement (“SNDA”) set forth in Exhibit I with respect to the Premises executed by Mortgagee within ninety (90) days from the date of this Lease; should Landlord fail to so deliver the SNDA within such 90-day period, then Tenant shall have the right, as its sole remedy, to terminate this Lease upon written notice to Landlord given at any time after such date and prior to delivery of the SNDA.

26.           Attorneys’ Fees.  If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the

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other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including reasonable attorneys’ fees.

27.           Notice.  If a demand, request, approval, consent or notice (collectively, a “notice”) shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service, or sent by facsimile, at the party’s respective Notice Address(es) set forth in Article 1, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law.  Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery (which, in the case of delivery by facsimile, shall be deemed to occur at the time of delivery indicated on the electronic confirmation of the facsimile) or the date on which delivery is first refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above.  Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.

28.           Reserved Rights.  This Lease does not grant any rights to light or air over or about the Building.  Landlord excepts and reserves exclusively to itself the use of:  (A) roofs, (B) telephone, electrical and janitorial closets, (C) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (D) rights to the land and improvements below the floor of the Premises, (E) the improvements and air rights above the Premises, (F) the improvements and air rights outside the demising walls of the Premises, (G) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building, and (H) any other areas designated from time to time by Landlord as service areas of the Building.  Tenant shall not have the right to install or operate any equipment producing radio frequencies, electrical or electromagnetic output or other signals, noise or emissions in or from the Building without the prior written consent of Landlord.  To the extent permitted by applicable Law, Landlord reserves the right to restrict and control the use of such equipment.  Landlord has the right to change the Building’s name or address.  Landlord also has the right to make such other changes to the Property and Building as Landlord deems appropriate, provided the changes do not materially affect Tenant’s ability to use the Premises for the Permitted Use.  Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord’s employees or the occupants of the Building.  The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances.  A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.

29.           Surrender of Premises.  All improvements to the Premises (collectively, “Leasehold Improvements“) shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant.  At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Removable Property (defined below) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted.  As used herein, the term “Tenant’s Removable Property“ shall mean: (A) any Leasehold Improvements that are installed by or for the benefit of Tenant and which are specifically designated by Landlord and Tenant for removal in writing at or prior to the time of installation (“Special Installations“); and (B) Tenant’s personal property.  If Tenant fails to remove any of Tenant’s Removable Property (other than Special Installations which Landlord has designated to remain in the Premises) within 5 Business Days after the termination of this Lease or of Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Removable Property.  Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Removable Property.  Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant’s Removable Property.  To the fullest extent permitted by applicable Law, any unused portion of Tenant’s Security Deposit may be applied to offset Landlord’s costs set forth in the preceding sentence.  In addition, if Tenant fails to remove Tenant’s Removable Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant’s Removable Property to be abandoned, and title to Tenant’s Removable Property (except with respect to any Hazardous Material [defined in Article 30]) shall be deemed to be immediately vested in Landlord.  Except for

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Special Installations designated by Landlord to remain in the Premises, Tenant’s Removable Property shall be removed by Tenant before the Expiration Date; provided that upon Landlord’s prior written consent (which must be requested by Tenant at least 30 days in advance of the Expiration Date and which shall not be unreasonably withheld), Tenant may remain in the Premises for up to 5 Business Days after the Expiration Date for the sole purpose of removing Tenant’s Removable Property.  Tenant’s possession of the Premises for such purpose shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Base Rent and the OE Payment on a per diem basis at the rate in effect for the last month of the Term.  In the event this Lease is terminated prior to the Expiration Date, Tenant’s Removable Property (except for Special Installations designated by Landlord to remain in the Premises) shall be removed by Tenant on or before such earlier date of termination.  Tenant shall repair damage caused by the installation or removal of Tenant’s Removable Property.

30.           Hazardous Materials.

A.            Restrictions.  No Hazardous Material (defined below) (except for de minimis quantities of household cleaning products and office supplies used in the ordinary course of Tenant’s business at the Premises and that are used, kept and disposed of in compliance with Laws) shall be brought upon, used, kept or disposed of in or about the Premises or the Property by any Tenant Parties or any of Tenant’s transferees, contractors or licensees without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion.  Tenant’s request for such consent shall include a representation and warranty by Tenant that the Hazardous Material in question (1) is necessary in the ordinary course of Tenant’s business, and (2) shall be used, kept and disposed of in compliance with all Laws.  Tenant shall, at its expense, monitor the Premises for the presence of Hazardous Materials or conditions which may reasonably give rise to Contamination (defined below) and promptly notify Landlord if it suspects Contamination in the Premises.

B.            Remediation.  If Contamination occurs as a result of an act or omission of any Tenant Party, Tenant shall, at its expense, promptly take all actions necessary to comply with Laws and to return the Premises, the Building, the Property and/or any adjoining or affected property to its condition prior to such Contamination, subject to Landlord’s prior written approval of Tenant’s proposed methods, times and procedures for remediation.  Tenant shall provide Landlord reasonably satisfactory evidence that such actions shall not adversely affect any Landlord Party or property.  Landlord may require that a representative of Landlord be present during any such actions and/or that such actions be taken after Normal Business Hours. If Tenant fails to take and diligently prosecute any necessary remediation actions within 30 days after written notice from Landlord or an authorized governmental agency (or any shorter period required by any governmental agency) that such remediation is required, Landlord may take such actions and Tenant shall reimburse Landlord therefor, plus a 10% administrative fee, within 30 days of Landlord’s invoice.

C.            Definitions.  For purposes of this Article 30, a “Hazardous Material“ is any substance (1) the presence of which requires, or may hereafter require, notification, investigation or remediation under any Laws; (2) which is now or hereafter defined, listed or regulated by any governmental authority as a “hazardous waste”, “extremely hazardous waste”, “solid waste”, “toxic substance”, “hazardous substance”, “hazardous material” or “regulated substance”, or otherwise regulated under any Laws; or (3) which is now or hereafter considered a biological contaminant or which could adversely impact air quality, including mold, fungi and other bacterial agents.  “Contamination“ means the existence or any release or disposal of a Hazardous Material in, on, under, at or from the Premises, the Building or the Property which may result in any liability, fine, use restriction, cost recovery lien, remediation requirement, or other government or private party action or imposition affecting any Landlord Party. For purposes of this Lease, claims arising from Contamination shall include diminution in value, restrictions on use, adverse impact on leasing space, and all costs of site investigation, remediation, removal and restoration work, including response costs under CERCLA and similar statutes.

D.            Reports, Surveys and Acceptance of Premises.  All current surveys or reports prepared for the Property regarding the presence of Hazardous Materials (if any) in the Building are available for inspection by Tenant in the office of the Property manager.  With respect to Hazardous Materials, Tenant hereby (1) accepts full responsibility for reviewing any such surveys and reports and satisfying itself prior to the execution of this Lease as to the acceptability of the Premises under Section 3.B above, and (2) acknowledges and agrees that this provision satisfies all notice

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requirements under applicable Law.  In the event Tenant performs or causes to be performed any test on or within the Premises for the purpose of determining the presence of a Hazardous Material, Tenant shall obtain Landlord’s prior written consent and use a vendor approved by Landlord for such testing.  In addition, Tenant shall provide to Landlord a copy of such test within 10 days of Tenant’s receipt.  Landlord represents that, to Landlord’s current and actual knowledge without further inquiry, and except as specified in the reports or surveys described above, the Premises contains no reportable quantities of any Hazardous Material, the removal or remediation of which is required by Laws in effect at the time of execution of this Lease.

31.           Miscellaneous.

A.            Governing Law; Jurisdiction and Venue; Severability; Paragraph Headings.  This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the state in which the Property is located.  All obligations under this Lease are performable in the county or other jurisdiction where the Property is located, which shall be venue for all legal actions.  If any term or provision of this Lease shall be invalid or unenforceable, then such term or provision shall be automatically reformed to the extent necessary to render such term or provision enforceable, without the necessity of execution of any amendment or new document.  The remainder of this Lease shall not be affected, and each remaining and reformed provision of this Lease shall be valid and enforced to the fullest extent permitted by Law.  The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of this Lease.  The words “include”, “including” and similar words will not be construed restrictively to limit or exclude other items not listed.

B.            Recording.  Tenant shall not record this Lease or any memorandum without Landlord’s prior written consent.

C.            Force Majeure.  Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist attacks (including bio-chemical attacks), civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure“).  However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

D.            Transferability; Release of Landlord.  Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or Property, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

E.             Brokers.  Tenant represents that it has dealt directly with and only with Partners Commercial Realty, L.P. d/b/a NAI Houston (whose commission shall be paid by Landlord pursuant to a separate written agreement) in connection with this Lease.  TENANT AND LANDLORD SHALL EACH INDEMNIFY THE OTHER AGAINST ALL COSTS, EXPENSES, ATTORNEYS’ FEES, LIENS AND OTHER LIABILITY FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY BROKER OR AGENT CLAIMING THE SAME BY, THROUGH OR UNDER THE INDEMNIFYING PARTY, OTHER THAN THE BROKER(S) SPECIFICALLY IDENTIFIED ABOVE.

F.             Authority; Joint and Several Liability.  Landlord covenants, warrants and represents that each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord, this Lease is binding upon and enforceable against Landlord, and Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located.  Similarly, Tenant covenants, warrants and represents that each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant, this Lease is binding upon and enforceable against Tenant; and Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located.  If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities.  Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

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G.            Time is of the Essence; Relationship; Successors and Assigns.  Time is of the essence with respect to Tenant’s performance of its obligations and the exercise of any expansion, renewal or extension rights or other options granted to Tenant.  This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship.  This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

H.            Survival of Obligations.  The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease.  Without limiting the scope of the prior sentence, it is agreed that Tenant’s obligations under Sections 4.A, 4.B, and 4.C, and under Articles 6, 8, 12, 13, 19, 23, 29 and 30 shall survive the expiration or early termination of this Lease.

I.              Binding Effect.  Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery of it does not constitute an offer to Tenant or an option.  This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party and delivered to the other party.

J.             Full Agreement; Amendments.  This Lease contains the parties’ entire agreement regarding the subject matter hereof.  All understandings, discussions, and agreements previously made between the parties, written or oral, are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease.  This Lease may be modified only by a written agreement signed by Landlord and Tenant.  The exhibits and riders attached hereto are incorporated herein and made a part of this Lease for all purposes.

K.            Tax Waiver.  Tenant waives all rights pursuant to all Laws to contest any taxes or other levies or protest appraised values or receive notice of reappraisal regarding the Property (including Landlord’s personalty), irrespective of whether Landlord contests same.

L.            Method of Calculation.  Tenant is knowledgeable and experienced in commercial transactions and does hereby acknowledge and agree that the provisions of this Lease for determining charges and amounts payable by Tenant are commercially reasonable and valid and constitute satisfactory methods for determining such charges and amounts as required by Section 93.012 of the Texas Property Code

M.           Downtown Club Memberships.  Promptly following Tenant’s written request given within 12 months of the Commencement Date, Landlord agrees to pay directly to the Downtown Club (f/k/a Houston Center Club) (the “Club”) on behalf of Tenant the initiation fees in connection with up to 20 memberships to the Club (“Memberships”).  The Memberships shall be activated promptly following Tenant’s written request (or as soon thereafter as practicable), subject to the prior approval of the Club, and shall revert back to Landlord upon the expiration or earlier termination of this Lease.  Other than the initiation fees, all monthly dues and charges (including applicable state and local taxes) incurred by Tenant or any other person in connection with the use of such memberships shall be solely the responsibility of Tenant.  Use of the foregoing memberships shall be subject to the Club rules and regulations and the continued existence of the Club.

[Signatures Appear on the Following Page]

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Landlord and Tenant have executed this Lease as of the Effective Date specified below Landlord’s signature.

LANDLORD:

CRESCENT 1301 McKINNEY, L.P.,
a Delaware limited partnership

By:	Crescent 1301 GP, LLC,
a Delaware limited liability company,
its General Partner

	By:	/s/ Robert H. Boykin, Jr.
	Name:	Robert H. Boykin, Jr.
	Title:	Senior Vice President Leasing

Effective Date:	January 20, 2005

TENANT:

KEY ENERGY SERVICES, INC., a Maryland corporation

By:	/s/ Richard J. Alario
Name:	Richard J. Alario
Title:	President and CEO

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EXHIBIT A-1

OUTLINE AND LOCATION OF PREMISES

A-1-i

EXHIBIT A-2

LEGAL DESCRIPTION OF PROPERTY

Block 130, S.S.B.B., an addition in the City of Houston, Harris County, Texas; together with easements as set forth in Agreement Respecting Spans and Reciprocal Easements as set forth in instruments recorded under Clerk’s File Nos. G-774701 and G-774702 and amended by instruments recorded under Clerk’s File Nos. K-620925, K661820, M-455735 and M-455738 of the Real Property Records of Harris County, Texas; and together with air rights as set forth and reflected and referenced in Deeds from the City of Houston as recorded under Clerk’s File Nos. E-118604 and F-012313 of the real property records of Harris County, Texas; and together with the rights as set forth in Parking Agreement recorded under Clerk’s File No. K-620922 of the Real Property Records of Harris County, Texas.

A-2-i

EXHIBIT B

RULES AND REGULATIONS

1.             On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to the Building and/or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Building may be restricted and access gained by use of a key to the outside doors of the Building, or pursuant to such security procedures Landlord may from time to time impose.  All such areas, and all roofs, are not for use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant’s business unless such persons are engaged in activities which are illegal or violate these Rules.  No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees.  Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

2.             Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing.  Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant’s expense).  Landlord reserves the right to remove at Tenant’s expense all matter not so installed or approved without notice to Tenant.

3.             Tenant shall not in any manner use the name of the Building for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Building, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord’s express consent in writing.

4.             Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls.  Blinds, shades awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by the Landlord.

5.             Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Building only at times and in the manner designated by Landlord, and always at the Tenant’s sole responsibility and risk.  Landlord may impose reasonable charges for use of freight elevators after or before normal business hours.  All damage done to the Building by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant’s expense.  Landlord may inspect items brought into the Building or Premises with respect to weight or dangerous nature.  Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Building be listed and a removal permit therefor first be obtained from Landlord.  Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Building, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators.  Tenant shall not allow anything to remain in or obstruct in any way, any lobby, corridor, sidewalk, passageway, entrance, exit, hall, stairway, shipping area, or other such area.  Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal.  Any hand-carts used at the Building shall have rubber wheels.

6.             Tenant shall not overload any floor or part thereof in the Premises, or Building, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes and all other heavy articles and require

B-i

supplementary supports at Tenant’s expense of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

7.             Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord.  If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant.  Tenant, upon termination of its tenancy, shall deliver to the Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.  Notwithstanding the above, Landlord shall provide Tenant up to 60 keys and/or card keys to access the Premises and Building at no charge. Additional keys and card keys shall be provided, at Landlord’s cost, if and when Tenant leases additional space in the Building.

8.             If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior approval of Landlord, and then only under Landlord’s supervision at Tenant’s expense.  Tenant shall not install in the Premises any equipment which requires more electric current than as specified in Section 7.A of this Lease.

9.             Tenant shall not obtain for use upon the Premises ice, drinking water, towel, janitor and other similar services, except from persons approved by the Landlord.  Any person engaged by Tenant to provide janitor or other services shall be subject to direction by the manager or security personnel of the Building.

10.           The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.

11.           The janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties without Landlord’s prior written consent.

12.           Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules.  Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any Laws nor bother or annoy any other tenants).  Tenant shall not at any time sell, purchase or give away, food in any form by or to any of Tenant’s agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any laws or bother or annoy any other tenant).

13.           Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant’s use of the Premises specified in the Lease.

14.           Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Building and shall not allow the adjustment (except by Landlord’s authorized Building personnel) of any controls.  Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord’s consent.

15.           Tenant shall conduct no auction, fire or “going out of business sale” or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant’s creditors.

B-ii

16.           Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of “fire wardens” developed by Landlord for the Building, or required by Law.  Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

17.           Tenant will comply with all municipal, county, state, federal or other government laws, statutes, codes, regulations and other requirements, including without limitation, environmental, health, safety and police requirements and regulations respecting the Premises, now or hereafter in force, at its sole cost, and will not use the Premises for any immoral purposes.

18.           Tenant shall not (a) carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified in the Lease and more particularly, but without limiting the generality of the foregoing, shall not (b) install or operate any internal combustion engine, boiler, machinery, refrigerating (except a refrigerator in the kitchen or employee break room), heating or air conditioning equipment in or about the Premises, (c) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (d) place any radio or television antennae other than inside of the Premises, (e) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (f) use any source of power other than electricity, (g) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Building or elsewhere, (h) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Building, (i) make or permit objectionable noise or odor to emanate from the Premises, (j) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Building, (k) throw or permit to be thrown or dropped any article from any window or other opening in the Building, (l) use or permit upon the Premises anything that will knowingly invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Building or violate the certificates of occupancy issued for the premises or the Building, (m) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials) nor (n) do or permit anything to be done upon the Premises in any way tending to disturb any other tenant at the Building or the occupants of neighboring property.

19.           If the Building shall now or hereafter contain a building garage, parking structure or other parking area or facility, the following Rules shall apply in such areas or facilities:

(a)           Parking shall be available in areas designated generally for tenant parking, for such daily or monthly charges as Landlord may establish from time to time.  Except as specified in Exhibit E of this Lease, parking for Tenant and its employees and visitors shall be on a “first come, first served,” unassigned basis, with Landlord and other tenants at the Building, and their employees and visitors, and other persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same, all subject to these Rules, as the same may be amended or supplemented, and applied on a non-discriminatory basis.  Notwithstanding the foregoing to the contrary, Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped individuals, and other tenants, visitors of tenants or other persons, and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces.  Landlord may restrict or prohibit full size vans and other large vehicles.

(b)           In case of any violation of these provisions, Landlord may refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Building without liability whatsoever, at such violator’s risk and expense.  Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement, or any other reason beyond Landlord’s reasonable control.  In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant’s sole recourse.  Tenant acknowledges that such parking areas or facilities may be operated by an independent contractor not affiliated with Landlord, and Tenant acknowledges that in such event, Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable.

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(c)           Hours of operation of the manned cashier’s booth in the garage shall be 6 A.M. to 8 P.M., Monday through Friday, and 9:00 A.M. to 1:00 P.M. on Saturdays, or such other hours as may be reasonably established by Landlord or its parking operator from time to time.  However, Tenant and its employees holding valid garage access key-cards (or similar devices) shall be entitled to garage access 24 hours per day, 7 days per week, except to the extent access is restricted or prohibited by reason of casualty, condemnation, acts of God, governmental regulation or restriction, or other event of Force Majeure.  Cars must be parked entirely within the stall lines, and only small cars may be parked in areas reserved for small cars; all directional signs and arrows must be observed; the speed limit shall be 5 miles per hour; spaces reserved for handicapped parking must be used only by vehicles properly designated; every parker is required to park and lock his own car; washing, waxing, cleaning or servicing of any vehicle is prohibited; parking spaces may be used only for parking automobiles; parking is prohibited in areas: (i) not striped or designated for parking, (ii) aisles, (iii) where “no parking” signs are posted, (iv) on ramps, and (v) loading areas and other specially designated areas.  Delivery trucks and vehicles shall use only those areas designated therefor.

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EXHIBIT C

COMMENCEMENT LETTER

Re:          Office Lease dated                    , 200      (the “Lease”), between CRESCENT 1301 MCKINNEY, L.P., (“Landlord”) and KEY ENERGY SERVICES, INC. (“Tenant”) for the Premises, the Rentable Square Footage of which is 25,137, located on floor 18 of the Building.  Unless otherwise specified, all capitalized terms used herein shall have the same meanings as in the Lease.

Landlord and Tenant agree that:

1.             Landlord has fully completed all Landlord Work required under the terms of the Lease, if any.

2.             Tenant has accepted possession of the Premises.  The Premises are usable by Tenant as intended; Landlord has no further obligation to perform any Landlord Work or other construction, and Tenant acknowledges that both the Building and the Premises are satisfactory in all respects.

3.             The Commencement Date of the Lease is                    , 200      .

4.             The Expiration Date of the Lease is the last day of                      ,        .

5.             Tenant’s Address at the Premises after the Commencement Date is:

Attention:
Phone:
Fax:

All other terms and conditions of the Lease are ratified and acknowledged to be unchanged.

EXECUTED as of                   , 200      .

{ATTACH APPROPRIATE SIGNATURES}

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EXHIBIT D

WORK LETTER

This Work Letter is attached as an Exhibit to an Office Lease (the “Lease”) between CRESCENT 1301 MCKINNEY, L.P., as Landlord, and KEY ENERGY SERVICES, INC., as Tenant, for the Premises, the Rentable Square Footage of which is 25,137, located on floor 18 of the Building.  Unless otherwise specified, all capitalized terms used in this Work Letter shall have the same meanings as in the Lease.  In the event of any conflict between the Lease and this Work Letter, the latter shall control.

1.             Landlord’s Initial Work.  Landlord shall, at its sole cost and expense (without the application of any portion of the Construction Allowance to such costs), construct, install and complete the following described work in the Premises (collectively, “Landlord’s Initial Work”) at substantially the same time that the “Landlord Work” (as herein defined) is constructed, installed and completed:

(a)           upgrade the existing restrooms on floor 18 of the Building to fully comply with ADA as in effect on the Effective Date of the Lease, or provide a unisex restroom on floor 18;

(b)           be responsible for ADA compliance of the push buttons in the elevator lobby on floor 18 of the Building;

(c)           abate any Hazardous Materials, including asbestos-containing materials, located within the Premises as may be required by Laws in effect as of the Effective Date of the Lease, within the time frames and parameters required by such Laws; and

(d)           replace or repair any damaged building standard window coverings within the Premises existing as of the Effective Date of the Lease.

2.             Construction Documents.

(a)           Landlord’s Work.  The following provisions shall govern the preparation of the construction documents relating to the construction of leasehold improvements desired by Tenant to be constructed in the Premises (the “Landlord Work”) which is in addition to Landlord’s Initial Work described in Paragraph 1 above.

(b)           Tenant’s Information.  Within 10 days after the Effective Date of the Lease, Tenant shall submit to Landlord the name of a representative of Tenant who has been designated as the person responsible for receiving all information from and delivering all information (“Tenant’s Information”) to Landlord relating to the Landlord Work.

(c)           Construction Documents.  Following Landlord’s execution of the Lease and receipt of Tenant’s Information, Tenant’s designated architectural/engineering firm shall prepare and submit to Landlord all finished and detailed architectural drawings and specifications, including mechanical, electrical and plumbing drawings (the “Construction Documents”).  Landlord (or its designated representative) reserves the right to reasonably designate the location(s) of all of Tenant’s mechanical, electrical or other equipment and the manner in which such equipment will be connected to Building systems.

(d)           Approved Construction Documents.  Within 5 Business Days after receipt, Landlord shall (i) approve and return the Construction Documents to Tenant, or (ii) provide Tenant Landlord’s written requested changes to the Construction Documents, in which event Tenant shall have the Construction Documents revised (as Landlord deems appropriate) and resubmitted to Landlord for approval within 5 Business Days after receipt.  If Landlord fails to request changes within such 5 Business Day period, Landlord shall be deemed to have approved the Construction Documents.  Upon Landlord’s approval, the Construction Documents shall become the “Approved Construction Documents.”

3.             Pricing and Bids.  Landlord shall solicit and receive competitive bids on the Approved Construction Documents from at least three (3) qualified general contractors, which contractors shall be agreed upon mutually by Landlord and Tenant from Landlord’s list of qualified

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general contractors for the Complex.  Landlord shall furnish to Tenant upon receipt the bids on the Approved Construction Documents as submitted by the bidding general contractors.  Promptly thereafter, Tenant shall advise Landlord in writing as to which of the bidding contractors Tenant would have Landlord select to construct the Landlord Work and, subject to Landlord’s reasonable approval, Landlord shall select and engage the bidding contractor so indicated by Tenant (the “Contractor”).

4.             Construction.

(a)           General Terms.  Subject to the terms of this Work Letter, Landlord agrees to cause Landlord’s Initial Work and the Landlord Work to be constructed and installed in the Premises in a good and workmanlike manner in accordance with the Approved Construction Documents.  Tenant acknowledges that Landlord is not an architect or engineer, and that the Landlord Work will be designed and performed by independent architects, engineers and contractors.  Accordingly, Landlord does not guarantee or warrant that the Approved Construction Documents will comply with Laws or be free from errors or omissions, nor that the Landlord Work will be free from defects, and Landlord will have no liability therefor.  In the event of such errors, omissions or defects, and upon Tenant’s written request, Landlord will use commercially reasonable efforts to cause the Contractor to honor and comply with any applicable warranties.  In addition, Landlord’s approval of the Construction Documents or the Landlord Work shall not be interpreted to waive or otherwise modify the terms and provisions of the Lease.  Except with respect to the economic terms set forth in Paragraph 5 of this Work Letter, the terms and provisions contained in this Work Letter shall survive the completion of the Landlord Work and shall govern in all applicable circumstances arising under the Lease throughout the term of the Lease, including the construction of future improvements in the Premises.

(b)           Substantial Completion.  The Landlord Work shall be deemed to be “Substantially Complete” on the date that all Landlord Work (other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant’s use or occupancy of the Premises) has been performed.  Time is of the essence in connection with the obligations of Landlord and Tenant under this Work Letter.  Except as hereinbelow expressly provided, Landlord shall not be liable or responsible for any claims incurred (or alleged) by Tenant due to any delay in achieving Substantial Completion for any reason.  Tenant’s sole and exclusive remedy for any delay by Landlord or its Contractor in achieving Substantial Completion as a direct result of Landlord Delay (as defined below) shall be the day-for-day extension of the rental abatement period specified in Section 1.D of the Lease for each day of Landlord Delay resulting in delay of Substantial Completion of the Landlord Work.  “Landlord Delay” means any act or omission of Landlord or its agents or employees that actually delays the Substantial Completion of the Landlord Work, including:  (i) Landlord’s failure to furnish information or approvals within any time period specified in this Work Letter or elsewhere in the Lease, including the failure to prepare or approve preliminary or final plans by any applicable due date specified herein; or (ii) changes requested or made by Landlord to previously approved plans and specifications, provided that Tenant has advised Landlord in writing within 5 Business Days of any act or omission of Landlord that Tenant considers to constitute Landlord Delay.

5.             Costs.

(a)           Construction Allowance.  Landlord will provide a construction allowance not to exceed $40.00 multiplied by the Rentable Square Footage of the Premises (the “Construction Allowance”), toward the cost of (i) all space planning, design, consulting or review services and construction drawings, (ii) extension of electrical wiring from Landlord’s designated location(s) to the Premises, (iii) purchasing and installing all building equipment for the Premises (including any submeters and other above building standard electrical equipment approved by Landlord), (iv) required metering, re-circuiting or re-wiring for metering, equipment rental, engineering design services, consulting services, studies, construction services, cost of billing and collections, (v) materials and labor, (vi) furniture to be installed and utilized in the Premises, not to exceed in the aggregate $5.00 multiplied by the Rentable Square Footage of the Premises, (vii) an asbestos survey of the Premises if required by applicable Law, shall all be included in the cost of the Landlord Work and may be paid out of the Construction Allowance, to the extent sufficient funds are available for such purpose, (viii) data and telecommunication cabling, (ix) fees for Tenant’s outside project manager, and (x) Tenant’s relocation costs [Items (i) through (x) collectively being deemed within the scope of the Landlord Work].  Tenant acknowledges that an asbestos survey will probably be

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required by applicable Law and that the time required for such asbestos survey should be incorporated in Tenant’s construction planning.  Notwithstanding the foregoing, commencing on the Commencement Date, Tenant may elect, upon 30 days’ written notice to Landlord of its election, to apply all or any unused portion of the Construction Allowance, up to a maximum of $5.00 multiplied by the square feet of Rentable Square Footage of the Premises, towards a credit against Base Rent spread over the initial Term of the Lease.

(b)           Payment of Construction Allowance.  Payments shall be made directly to the Contractor performing the Landlord Work.  Landlord shall make progress payments to the Contractor out of the Construction Allowance in 3 installments.  The first installment in the amount of 1/3 of the Construction Allowance (less 10% retainage) shall be paid within 30 days after Landlord’s receipt of Contractor’s written request which has been approved by Tenant and Landlord, which request may be made after the first third of construction of the Landlord Work has been completed.  The second installment in the amount of 1/3 of the Construction Allowance (less 10% retainage) shall be paid within 30 days after Landlord’s receipt of Contractor’s written request which has been approved by Tenant and Landlord, which request may be made after the second third of the construction of the Landlord Work has been completed.  The final installment in the amount of the balance of the Construction Allowance due Contractor shall be paid when the requirements in Paragraph 5(b)(ii) below are fulfilled.

(i)            Additional Conditions for Payment.  Notwithstanding any provision contained in this Work Letter to the contrary, Landlord shall not be obligated to make any payment to Contractor if any one or more of the following conditions exist:  (a) Tenant is in default in the performance of any of its obligations under this Work Letter or a default exists under the Lease; or (b) any part of such payment is attributable to work which is defective or not performed in accordance with the Approved Construction Documents, as determined by Landlord; provided, however, that such payment shall be made as to the part of the requested payment attributable to work which is performed in accordance with the Approved Construction Documents and is not defective.

(ii)           Payment of Final Application for Payment.  Landlord shall not be obligated to make the final installment until the last to occur of (a) Landlord’s receipt from Tenant or Contractor of an architect’s certificate of substantial completion certifying that the Landlord Work has been completed in accordance with all applicable Law and the Approved Construction Documents, (b) Landlord’s receipt of final invoices marked paid or other evidence reasonably satisfactory to Landlord confirming the total amount expended by Tenant or Contractor for the Landlord Work, (c) Landlord’s approval of the Landlord Work as having been completed in accordance with the Approved Construction Documents, which approval shall not be unreasonably withheld, (d) Landlord’s receipt of final lien waivers in a form reasonably acceptable to Landlord, covering the release of all mechanics’ and materialmen’s liens or potential mechanic’s and materialmen’s liens that could arise from the construction of the Landlord Work from Contractor and each person entitled to a lien under applicable Law by virtue of contributing to the Landlord Work, (e) Landlord’s receipt of an affidavit from Tenant and Tenant’s contractor that such final lien waivers include and cover all materials and services for which a lien could be filed, provided that Tenant may, if any subcontractor or supplier refuses to furnish a lien waiver in full, furnish a surety bond satisfactory to Landlord to indemnify Landlord, its successors and assigns, against any mechanics’ or materialmen’s lien, (f) Landlord’s receipt of final as-built plans and specifications in a form satisfactory to Landlord and certified by Tenant’s architect or engineer as accurately and completely depicting the Premises, and (g) 35 days have elapsed from the last day of the month in which the Landlord Work is completed including “punch-list” items, and no affidavit as required by applicable Law has been

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filed against the Premises (or Tenant’s interests therein), or the Building, or notice of a claim has been delivered to Tenant or Landlord, as a result of the Landlord Work.

(c)           Special Leasehold Allowance.  At Tenant’s election, Landlord shall contribute an additional sum not to exceed $5.00 multiplied by the Rentable Square Footage of the Premises (the “Special Leasehold Allowance”) toward any items listed in Paragraph 5(a) above.  The amount of the Special Leasehold Allowance actually utilized by Tenant shall be amortized as additional Base Rent over the initial Term at 10% per annum, in the same manner as a loan having equal monthly payments of principal and interest.  Tenant’s election to use all or a portion of the Special Leasehold Allowance shall be made by written notice to Landlord given no later than 30 days after substantial completion of the Landlord Work.  Within 10 days after Landlord’s request, Tenant shall execute and return an amendment modifying the Base Rent accordingly.  If Tenant fails timely (i) to make its election regarding utilization of the Special Leasehold Allowance or (ii) to execute and return the required lease amendment, then Landlord shall automatically be released from its obligation to contribute the Special Leasehold Allowance, whereupon Tenant shall promptly pay any cost overruns over and above the Construction Allowance.  If, for any reason, less than all of the Term remains at the time the required lease amendment is executed and returned to Landlord, then Tenant shall, upon demand, promptly pay all amortization payments (including interest) which would have been payable for the elapsed portion of the Term through the month in which such lease amendment is actually so executed and returned.  Any failure, beyond any applicable cure period, by Tenant to make any payments required under the foregoing provisions shall constitute a material event of default under the Lease.

(d)           Costs Above Allowances.  The cost of all installations and improvements over and above the allowances herein provided shall be for Tenant’s account and at Tenant’s cost, which cost shall be payable by Tenant to Landlord as additional Rent within 30 days after receipt of an invoice therefor.  Tenant’s failure to pay such cost shall constitute an event of default under the Lease.

6.             ADA Compliance.  Landlord shall, as an Operating Expense, be responsible for ADA compliance for the core areas of the Building (including elevators, Common Areas and service areas), the Property’s parking facilities and all points of access into the Property.  Except for the items specified in Paragraph 1 above, Tenant shall, at its expense, be responsible for ADA compliance in the Premises, excluding restrooms.  Landlord shall not be responsible for determining whether Tenant is a public accommodation under ADA or whether the Approved Construction Documents comply with ADA requirements.  Such determinations, if desired by Tenant, shall be the sole responsibility of Tenant.  Landlord’s approval of the Approved Construction Documents shall not be deemed a statement of compliance with applicable Laws, nor of the accuracy, adequacy, appropriateness, functionality or quality of the improvements to be made according to the Approved Construction Documents.

7.             Landlord’s Oversight and Coordination.  Construction of the Landlord Work shall be subject to oversight and coordination by Landlord, but such oversight and coordination shall not subject Landlord to any liability to Tenant, Tenant’s contractors or any other person.  Landlord has the right to inspect construction of the Landlord Work from time to time.  However, Tenant shall not be required hereunder to pay any construction management fee to Landlord or its agents so long as Tenant oversees the construction of the Landlord Work.

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EXHIBIT E

PARKING AGREEMENT

This Parking Agreement (the “Agreement”) is attached as an Exhibit to an Office Lease (the “Lease”) between CRESCENT 1301 McKINNEY, L.P., as Landlord, and KEY ENERGY SERVICES, INC., as Tenant, for Premises, the Rentable Square Footage of which is 25,137, located on floor 18 of the Building.  Unless otherwise specified, all capitalized terms used in this Agreement shall have the same meanings as in the Lease.  In the event of any conflict between the Lease and this Agreement, the latter shall control.

1.             Within 30 days after the Commencement Date (and with respect to any future permits, within 30 days after the delivery of additional Rentable Square Footage applicable to such future permits), Tenant may elect to take, by giving Landlord written notice within such 30 day period, and Landlord shall then provide, (A) up to 2 reserved permits allowing access to reserved spaces in the Building Garage, (B) up to 10 reserved permits allowing access to reserved spaces in, at Landlord’s option, Houston Center Garage 1 and/or 5 Houston Center Garage, (B) up to 13 unreserved permits allowing access to unreserved spaces in, at Landlord’s option, Houston Center Garage 1, and/or 5 Houston Center Garage and (C) up to 25 unreserved permits allowing access to unreserved spaces in, at Landlord’s option, Houston Center Garage 1, 5 Houston Center Garage, and/or First City Tower Garage.  Additionally, Tenant may elect to take, by giving Landlord 30 days’ written notice, and Landlord shall then provide, up to 20 month-to-month unreserved permits allowing access to unreserved spaces in, at Landlord’s option, Houston Center Garage 1, 5 Houston Center Garage, and/or First City Tower Garage, with priority over non-Houston Center tenant parkers.  During the initial Term (and, if applicable, during any renewal or extension term of this Lease), Tenant shall pay Landlord’s quoted monthly contract rate (as reasonably set from time to time) for each unreserved and reserved permit, plus any taxes thereon.  The current monthly contract rate for such permits $280.00 per permit for reserved permits, $175.00 per permit for unreserved permits in the Building Garage and 5 Houston Center Garage, and $155.00 per permit for unreserved permits in the Houston Center Garage 1 and First City Tower Garage.  Tenant’s failure to pay for any of the above-referenced parking permits shall be an event of default under the Lease, subject to cure provisions for monetary default as specified in the Lease.  Notwithstanding the foregoing, provided that Tenant is not in default under the Lease beyond any applicable notice and/or cure period, the following shall apply:

(a)           During the initial 12 months of the Term of the Lease, Tenant’s parking charges for up to 12 reserved permits shall be abated 100%, and thereafter, such parking charges shall be at Landlord’s quoted monthly contract rate (as reasonably set from time to time) for each reserved permit, plus any taxes thereon; and

(b)           During the Rent Abatement Period specified in Section 1.D of the Lease, Tenant’s parking charges for up to 50 unreserved permits shall be abated 100%, and during the 48 consecutive months of the Term thereafter (the “Parking Charge Abatement Period”), the parking charges for up to 50 unreserved permits taken by Tenant shall be abated by 50% of Landlord’s quoted monthly contract rate (plus any taxes thereon); further, provided that Tenant is not in default under the Lease beyond any applicable notice and/or cure period, during the 24 consecutive months of the Term following the Parking Charge Abatement Period, the parking charges for up to 50 unreserved permits taken by Tenant shall be abated by 35% of Landlord’s quoted monthly contract rate (plus any taxes thereon).

2.             Tenant may permanently return, all or any, of the parking permits that it has timely elected to take by giving Landlord 30 days written notice of the effective date of the return.  Upon such effective date, Landlord’s obligation to provide, and Tenant’s obligation to pay for, such returned permits shall terminate.  Prior to such effective date, Tenant shall return any key-card, sticker, or other identification or entrance enabling device provided by Landlord.  Landlord shall have no obligation to provide Tenant, and Tenant shall have no right to, any parking permits that are returned or that Tenant does not timely elect to take.  Tenant shall have the right to add and subtract parking permits within the allocation above from time to time as needed.  Notwithstanding the foregoing, during the first 36 months after

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the Commencement Date, Tenant may decrease or increase (up to the aforesaid maximum) the number of permits to be used and paid for by Tenant, from time to time, upon at least 30 days written notice to Landlord, and any such decrease will not be irrevocable except to the extent in effect at the end of such first 36 months.

3.             Tenant shall at all times comply with all Laws respecting the use of the parking facilities which Landlord provides for the use of tenants and occupants of the Building (the “Parking Facilities”).  Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Facilities from time to time including any key-card, sticker, or other identification or entrance systems and hours of operations.  Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Facilities, and any violation of the rules and regulations shall subject the automobile in question to removal from the Parking Facilities.

4.             Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking.  Unless specified to the contrary above, the parking spaces for the parking permits provided hereunder shall be provided on an unreserved, “first-come, first-served” basis.  Tenant acknowledges that Landlord has arranged or may arrange for the Parking Facilities to be operated by an independent contractor, not affiliated with Landlord.  In such event, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor.  Except for intentional acts or gross negligence, Landlord shall have no liability whatsoever for any damage to vehicles or any other items located in or about the Parking Facilities, nor for any personal injuries or death arising out of any matter relating to the Parking Facilities, and in all events, Tenant agrees to seek recovery from its insurance carrier and to require Tenant’s employees to seek recovery from their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facilities.  Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord’s agents.  Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, with assigned and/or reserved spaces.  Such reserved spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any such assigned or reserved parking spaces.  Landlord also reserves the right to close all or any portion of the Parking Facilities, at its discretion or if required by casualty, strike, condemnation, repair, alteration, act of God, Laws, or other reason beyond Landlord’s reasonable control; provided, however, that except for matters beyond Landlord’s reasonable control, any such closure shall be temporary in nature.  If Tenant’s use of any parking permit is precluded for any reason, Tenant’s sole remedy for any period during which Tenant’s use of any parking permit is precluded shall be abatement of parking charges for such precluded permits.  Tenant shall not assign its rights under this Agreement except in connection with a Permitted Transfer.

5.             Except as may be expressly set forth to the contrary in Paragraph 1 of this Agreement, if Tenant fails to pay any charges for parking permits as provided herein, or otherwise defaults in its performance of any of the terms or conditions of this Agreement beyond any applicable sure periods, such default shall constitute an event of default under the Lease, and in addition to any rights or remedies available to Landlord in the event of a default under the Lease, Landlord shall have the right to remove any vehicles from the Parking Facilities.  In addition, any default under the Lease shall constitute a default under this Agreement.

6.             Tenant acknowledges and agrees that to the fullest extent permitted by Law, Landlord shall not be responsible for any loss or damage to Tenant or Tenant’s property (including without limitation, any loss or damage to Tenant’s automobiles or the contents thereof due to theft, vandalism, or accident) arising from or related to Tenant’s use of the Parking Facilities or exercise of any rights under this Agreement, whether or not such loss or damage results from Landlord’s active negligence or negligent omission.  The limitation on Landlord’s liability under the preceding sentence shall not apply, however, to loss or damage arising directly from Landlord’s gross negligence or willful misconduct.

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7.             Without limiting the provisions of Paragraph 6 above, Tenant hereby voluntarily releases, discharges, waives, and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant arising as a result of using the Parking Facilities, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants, or employees for any such cause of action.  It is the intention of Tenant by this instrument, to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence.

8.             Tenant acknowledges that it has read the provisions of Paragraph 7 above, has been fully and completely advised of the potential dangers of parking in the Parking Facilities, and is fully aware of the legal consequences of this instrument.

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EXHIBIT F

FORM OF LETTER OF CREDIT

Irrevocable Standby Letter of Credit No.

Place and Date of Issue:	Date and Place of Expiry:
, Texas, , 2005	, 200 in ,

Applicant:
Key Energy Services, Inc.

Beneficiary:	Amount: USD $1,325,976.75
Crescent HC Investors, L.P.
777 Main Street, Suite 2100
Fort Worth, Texas 76102
Attn: David M. Dean

Gentlemen:

We hereby establish our Irrevocable Letter of Credit in your favor available by Beneficiary’s sight drafts drawn on                          accompanied by the original of this Letter of Credit and the following document:

Written statement executed by any officer of the general partner of Crescent HC Investors, L.P. that (i) an event of default by Tenant exists under that certain Office Lease between Tenant and Crescent HC Investors, L.P., dated                         , 2005 (as amended to date, the “Lease”), and (ii) such default exists beyond any applicable cure period provided in the Lease for such default, if any.

Special Conditions:

Draft must be marked: “Drawn under                        Letter of Credit No.                .”

We hereby engage with you that all drafts drawn under and in compliance with all the terms and conditions of this Letter of Credit will be duly honored if drawn and presented for payment between the hours of 8:00 am and 4:00 pm Monday through Friday on a day when                              is open for business at                            ,              , Texas                  on or before the expiration of this Letter of Credit.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication 500, as the same may be revised from time to time.

This Letter of Credit may be transferred by Beneficiary to one or more subsequent owners of the real property which is the subject of the Lease.

(Name of Bank)

By:
Vice President

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EXHIBIT G

HVAC Specifications

[To be provided within 60 days of lease execution]

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EXHIBIT H

Cleaning Specifications

[To be provided within 60 days of lease execution]

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EXHIBIT I

FORM OF SUBORDINATION NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

MORGAN STANLEY MORTGAGE CAPITAL INC.
(Lender)

- and -

[                                 ]
(Tenant)

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

Dated:

Location:

Section :

Block:

Lot:

County:

PREPARED BY AND UPON

RECORDATION RETURN TO:

Cadwalader, Wickersham & Taft LLP
100 Maiden Lane
New York, New York 10038
Attention: John M. Zizzo, Esq.

File No.:
Title No.:

SUBORDINATION, NON DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of the           day of                        , 20       by and between MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation, (together with its successors and assigns, the “Lender”), whose address for all purposes hereunder is 1221 Avenue of the Americas, 27th Floor, New York, New York  10020 and [                                                                                 ], having an address at [                                                                                                            ] (“Tenant”).

RECITALS:

A.            Lender has made a loan in the approximate amount of $               (the “Loan”) to Landlord (defined below), which Loan is given pursuant to the terms and conditions of that certain Loan Agreement dated                            , 20      , between Lender and Landlord (the “Loan Agreement”).  The Loan is evidenced by a certain Promissory Note dated                            , 20     , given by Landlord to Lender (the “Note”) and secured by a certain [Mortgage][Deed of Trust]

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and Security Agreement dated                            , 20     , given by Landlord to Lender (the “Mortgage”), which encumbers the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the “Property”);

B.            Tenant occupies a portion of the Property under and pursuant to the provisions of a certain lease dated                            ,          between                              , as landlord (“Landlord”) and Tenant, as tenant (the “Lease”); and

C.            Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1.             Subordination.  Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and to the lien thereof and all terms, covenants and conditions set forth in the Mortgage and the Loan Agreement including without limitation all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby with the same force and effect as if the Mortgage and Loan Agreement had been executed, delivered and (in the case of the Mortgage) recorded prior to the execution and delivery of the Lease.

2.             Non-Disturbance.  Lender agrees that if any action or proceeding is commenced by Lender for the foreclosure of the Mortgage or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law; provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding shall be made subject to all rights of Tenant under the Lease except as set forth in Section 3 below, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) Tenant shall be in possession of the premises demised under the Lease, (c) the Lease shall be in full force and effect and (d) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed beyond the expiration of any applicable notice or grace periods.

3.             Attornment.  Lender and Tenant agree that upon the conveyance of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby (at the option of the transferee of the Property (the “Transferee”) if the conditions set forth in Section 2 above have not been met at the time of such transfer) but shall continue in full force and effect as a direct lease between the Transferee and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to the Transferee and the Transferee shall accept such attornment, but the Transferee shall not be (a) obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant, (b) liable (i) for Landlord’s failure to perform any of its obligations under the Lease which have accrued prior to the date on which the Transferee shall become the owner of the Property, or (ii) for any act or omission of Landlord, whether prior to or after such foreclosure or sale, (c) required to make any repairs to the Property or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation unless the Transferee shall be obligated under the Lease to make such repairs and limited to the extent Transferee shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs, (d) required to make any capital improvements to the Property or to the premises demised under the Lease which Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease, (e) subject to any offsets, defenses, abatements or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which the Transferee shall become the owner of the Property, (f) liable for the return of rental security deposits, if any, paid by Tenant to Landlord in accordance with the Lease unless such sums are

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actually received by the Transferee, (g) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless (i) such sums are actually received by the Transferee or (ii) such prepayment shall have been expressly approved of by the Transferee, (h) bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time the Transferee succeeded to Landlord’s interest, (i) bound by any agreement amending, modifying or terminating the Lease made without the Lender’s prior written consent prior to the time the Transferee succeeded to Landlord’s interest or (j) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time the Transferee succeeded to Landlord’s interest other than if pursuant to the provisions of the Lease.

4.             Notice to Tenant.  After notice is given to Tenant by Lender that the Landlord is in default under the Loan, the Note and the Mortgage and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

5.             Lender’s Consent.  Tenant shall not, without obtaining the prior written consent of Lender, (a) enter into any agreement amending, modifying or terminating the Lease, (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (d) assign the Lease or sublet the premises demised under the Lease or any part thereof; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without Lender’s prior consent, shall not be binding upon Lender.

6.             Lender to Receive Notices.  Tenant shall provide Lender with copies of all written notices sent to Landlord pursuant to the Lease simultaneously with the transmission of such notices to the Landlord.  Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or to an abatement of the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of such an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

7.             Notices.  All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:

Attention:
Facsimile No.

If to Lender:

Attention:
Facsimile No.

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With a copy to:

Cadwalader, Wickersham & Taft LLP
100 Maiden Lane
New York, New York 10038
Attention: John M. Zizzo, Esq.
Facsimile No. (212) 504-6666

or addressed as such party may from time to time designate by written notice to the other parties.  For purposes of this Section, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8.             Joint and Several Liability.  If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.  This Agreement shall be binding upon and inure to the benefit of Lender and Tenant and their respective successors and assigns.

9.             Definitions.  The term “Lender” as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise.  The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Lender.  The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

10.          No Oral Modifications.  This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

11.          Governing Law.  This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

12.          Inapplicable Provisions.  If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

13.          Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

14.          Number and Gender.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

15.          Transfer of Loan.  Lender may sell, transfer and deliver the Note and assign the Mortgage, this Agreement and the other documents executed in connection therewith to one or more investors in the secondary mortgage market (“Investors”).  In connection with such sale, Lender may retain or assign responsibility for servicing the Loan, including the Note, the Mortgage, this Agreement and the other documents executed in connection therewith, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors.  All references to Lender herein shall refer to and include any such servicer to the extent applicable.

16.          Further Acts.  Tenant will, at the cost of Tenant, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts and assurances as Lender shall,

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from time to time, require, for the better assuring and confirming unto Lender the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

17.          Limitations on Lender’s Liability.  Tenant acknowledges that Lender is obligated only to Landlord to make the Loan upon the terms and subject to the conditions set forth in the Loan Agreement.  In no event shall Lender or any purchaser of the Property at foreclosure sale or any grantee of the Property named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Lender or any such purchaser or grantee (collectively the Lender, such purchaser, grantee, heir, legal representative, successor or assignee, the “Subsequent Landlord”) have any personal liability for the obligations of Landlord under the Lease and should the Subsequent Landlord succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Subsequent Landlord to perform any such material obligation.

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IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

MORGAN STANLEY MORTGAGE LENDING INC., a New York corporation

By:
Name:
Title:

TENANT:

a

By:
Name:
Title:

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The undersigned accepts and agrees to
the provisions of Section 4 hereof:

LANDLORD:

, a

By:
Name:
Title:

ACKNOWLEDGMENTS

[INSERT STATE SPECIFIC ACKNOWLEDGMENT]

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EXHIBIT A

LEGAL DESCRIPTION

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RIDER NO. 1

OPTION TO EXTEND

A.            Renewal Period.  Tenant may, at its option, extend the Term for two renewal periods of five years each (the “Renewal Period”) by written notice to Landlord (the “Renewal Notice”) given no earlier than 18 nor later than 12 months prior to the expiration of the Term (or the prior Renewal Period, as applicable), provided that at the time of such notice and at the commencement of such Renewal Period, (i) Tenant remains in occupancy of at least 50% of the Premises, and (ii) no uncured event of default exists under the Lease.  The Base Rent payable during the Renewal Period shall be at 95% of the Market Rental Rate (defined below) for the Premises.  Except as provided in this Rider No. 1, all terms and conditions of the Lease shall continue to apply during the Renewal Period.

B.            Acceptance.  Within 30 days of the Renewal Notice, Landlord shall notify Tenant of the Base Rent for such Renewal Period (the “Rental Notice”).  If Tenant is not willing to accept the terms set forth in the Rental Notice, then the parties will negotiate in good faith and attempt to reach an agreement within 30 days after the date of the Rental Notice (the “Negotiation Deadline”).  At any time prior to the Negotiation Deadline, Tenant may accept the terms set forth in the Rental Notice (or as negotiated) by written notice (the “Acceptance Notice”), or reject the terms set forth in the Renewal Notice (and as negotiated) by written notice (the “Rejection Notice”), received by Landlord prior to the Negotiation Deadline.  If Tenant timely delivers its Acceptance Notice, Tenant shall, within 15 days after receipt of a mutually agreed upon lease amendment containing the terms set forth in the Rental Notice, execute such lease amendment confirming the Base Rent and other terms applicable during the Renewal Period.  If Tenant (i) timely delivers its Rejection Notice or (ii) fails timely to execute and return the required lease amendment, then this Option to Extend shall automatically expire and be of no further force or effect.  In addition, this Option to Extend shall terminate upon assignment of this Lease or subletting of all or any part of the Premises, except in the case of a Permitted Transfer.  If Landlord and Tenant cannot agree to the Base Rent for the Renewal Period on or before the Negotiation Deadline, then Tenant shall have an additional 7 days from the Negotiation Deadline within which Tenant shall have the option to either (1) elect to have such dispute resolved by arbitration pursuant to this Rider No. 1 by giving the Landlord written notice (“Arbitration Notice”) of its election within such 7-day period or (2) withdraw its exercise of the Option to Extend by giving the Landlord written notice of its election to so withdraw within such 7-day period, in which event the Lease shall expire on the Expiration Date.  If within such 7-day period Tenant does not exercise its option to have such dispute resolved by arbitration, then Tenant shall be deemed to have rejected the final written proposal for the Market Rental Rate given by Landlord during the Negotiation Period and additionally to have withdrawn its exercise of this Option to Extend, and the Lease shall expire on the Expiration Date without renewal or extension.

C.            Arbitration.  If Tenant timely gives the Landlord an Arbitration Notice, then the Market Rental Rate for the applicable Renewal Period shall be settled by arbitration in accordance with the following provisions, and any determination as a result thereof shall be binding upon the parties:

(i)            Landlord and Tenant shall use reasonable efforts to agree, within 10 business days following receipt of an Arbitration Notice, upon the appointment of one arbitrator to resolve the matter.  If an agreement on a single arbitrator cannot be reached within such 10 business-day period, Landlord and Tenant shall each appoint their respective arbitrator within 10 business days following the lapse of the 10 business-day period and shall specify the name and address of their respective arbitrator to the other party prior to the expiration of such 10 business-day period; provided, that if one party fails to specify the name and address of its selected arbitrator within such 10 business-day period the other party shall give such failing party written notice, and if within 10 business days after such written notice the failing party still has not specified an arbitrator, the arbitrator selected by the other party shall act as the single arbitrator as if both parties had agreed to the appointment of such arbitrator as provided above.  The selected arbitrators shall then appoint a third arbitrator within 10 business days following their appointment.  If the two arbitrators are unable to agree upon a third arbitrator within such 10 business-day period, the third arbitrator shall be appointed as soon as reasonably possible thereafter by a court of competent jurisdiction residing in Harris County, Texas, subject to the qualification requirements set forth below.  In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as set forth above for the

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appointment of such resigning arbitrator.  Immediately following the selection of the final arbitrator, the arbitrator(s) shall meet and, within 15 days following the complete selection of the arbitrator(s), endeavor to resolve the matter.

(ii)           Within 15 business days following the selection of all arbitrators, each party shall submit to the arbitrators such party’s proposed Market Rental Rate, together with reasonable evidence supporting such proposed rate.  The arbitrator(s) shall select either the proposed Market Rental Rate submitted by Landlord or the proposed Market Rental Rate submitted by Tenant, whichever proposal the arbitrator(s) deem to be the most nearly correct according to the definitions, terms and requirements set forth in the Lease, without compromise.  The power of the arbitrators shall be exercised by the concurrence of at least two arbitrators, except that if only one arbitrator is required, the decision of such arbitrator shall govern.  The arbitrator(s) shall have the authority to request additional facts or evidence from each of the parties and, if such arbitrators so require, a hearing to present the same.  In the event of such a hearing, rules of evidence applicable to state court judicial proceedings in Houston, Texas civil district courts shall govern; however, evidence will be admitted or excluded in the sole discretion of the arbitrator(s).  The arbitrator(s) shall resolve the controversy and shall execute and acknowledge their decision, together with a brief statement describing the rationale for such decision, in writing and deliver a copy thereof to each of the parties personally or by registered or certified mail, return receipt requested.  If the arbitrators fail to reach an agreement during such 15-day period (as extended pursuant to the next sentence), they shall be discharged, and new arbitration proceedings shall commence, which appointments shall be made in the same manner as set forth above.  By agreement in writing, Landlord and Tenant may extend the time to reach agreement either before or after the expiration thereof up to a maximum of 30 additional days.

(iii)          Each party shall bear their own costs and the costs of the arbitrator it appoints.  The cost of the third arbitrator (or the single arbitrator if only one arbitrator is required) shall be split equally.

(iv)          Each arbitrator shall (1) be a real estate broker licensed under the laws of the State of Texas, (2) have been actively and continuously engaged in leasing office space in multi-story office buildings in Houston, Texas for not less than the previous 10 years, and (3) during the previous 10 years been involved in transactions which in the aggregate total more than 2,000,000 square feet of rentable area of office space in Houston, Texas.  The arbitrator(s) selected by Landlord and Tenant may not be the real estate brokers or agents that represented Landlord and Tenant in negotiations regarding the Market Rental Rate prior to the submission of the proposed Market Rental Rate to arbitration.

(v)           The decision of the arbitrator(s) shall be final and non-appealable, shall be binding on both Landlord and Tenant, and may be enforced in any court of competent jurisdiction.

C.            Market Rental Rate.  The “Market Rental Rate” is the rate (or rates) a willing tenant would pay and a willing landlord would accept for a comparable transaction (e.g., renewal, expansion, relocation, etc., as applicable, in comparable space and in a comparable building) as of the commencement date of the applicable term, neither being under any compulsion to lease and both having reasonable knowledge of the relevant facts, considering the highest and most profitable use if offered for lease in the open market with a reasonable period of time in which to consummate a transaction.  In calculating the Market Rental Rate, all relevant factors will be taken into account, including the location and quality of the Building, lease term, amenities of the Property, condition of the space and any concessions and allowances commonly being offered by Landlord for comparable transactions in the Property.  The parties agree that the best evidence of the Market Rental Rate will be the effective rate then charged for comparable transactions in the Property.

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RIDER NO. 2

OPTION TO EXPAND

A.            Expansion Space.  Tenant shall have the option to lease the entire (subject to the terms and conditions in this Rider No. 2) 17th floor of the Building (the “Expansion Space”), for a term commencing on the date that is ninety (90) days following the date Landlord delivers to Tenant possession of the Expansion Space (the “Expansion Space Commencement Date”) and continuing through the expiration or earlier termination of the Term (as it may be extended or renewed); provided that (i) Tenant gives Landlord written notice (the “Expansion Notice”) no later than December 15, 2007; (ii) no uncured event of default exists under the Lease at the time of such Expansion Notice or the Expansion Space Commencement Date; and (iii) Tenant has not sublet or assigned any portion of the Premises.  The Base Rent payable for the Expansion Space shall be at the same per-square-foot rate as specified in Section 1.D of the Lease, with the rental abatement specified in such Section 1.D prorated for the remaining Term of the Lease.  This Option to Expand shall terminate upon assignment of this Lease or subletting of all or any part of the Premises.  The Expansion Space shall be reduced to the extent Tenant leases any portion thereof, whether or not pursuant to a formal option provision in the Lease.

B.            Acceptance.  Within 30 days of receipt of the Expansion Notice, Landlord and Tenant shall execute a lease amendment adding the Expansion Space as part of the Premises for all purposes under the Lease (including any extensions or renewals) effective as of the Expansion Space Commencement Date and confirming the Base Rent and other terms applicable to the Expansion Space, which shall be the same as those set forth in the Lease.  Such lease amendment shall contain a construction agreement substantially in the form of Exhibit D to the Lease regarding the construction of leasehold improvements in the Expansion Space, provided that the allowances specified therein shall be prorated for the remaining Term of the Lease.  If Tenant fails timely to execute and return the required lease amendment, then this Option to Expand shall automatically expire and be of no further force or effect.

C.            Tender of Possession.  Landlord shall tender possession of the Expansion Space upon execution of the lease amendment for such space.  Landlord shall not be liable for any delay or failure to tender possession of the Expansion Space for any reason, including by reason of any holdover tenant or occupant, nor shall such failure invalidate the Lease or extend the Term.  Tenant shall be permitted to lease and occupy the Expansion Space in increments of not less than 4,000 square feet of Rentable Square Footage at a time, as needed.

D.            Condition of Premises.  The Expansion Space shall be tendered in an “as-is” condition. subject to the Landlord Work outlined in Exhibit D of the Lease as the same shall apply to the Expansion Space, and the leasehold improvements to the Expansion Space shall be constructed in accordance with said Exhibit D provided that the allowances specified therein shall be prorated for the remaining Term of the Lease.

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RIDER NO. 3

MUST TAKE SPACE

A.            Must Take Space.  Landlord shall lease to Tenant and Tenant shall lease from Landlord at least 9,000 and up to 15,000 square feet (in Tenant’s discretion) of additional Rentable Square Footage (the “Must Take Space”) of the Expansion Space identified on Rider No. 2.  Effective no later than the first day of the 19th calendar month of the initial Term of the Lease, the Must Take Space shall be added to and automatically become a part of the Premises; provided that Tenant may give Landlord written notice to take the Must Take Space earlier than such date at Tenant’s option, and in such instance(s) Landlord shall deliver the space upon execution of a lease amendment and the Commencement Date for such space shall be ninety (90) days following the date of delivery of the Must Take Space.  The Rentable Square Footage of the Must Take Space shall be measured by Landlord’s architect using the same methodology and applying the same add-on factors as were applicable to the original Premises.  The lease of the Must Take Space shall be subject to all of the terms and conditions of the Lease currently in effect, except as modified in this Rider No. 3.  The Base Rent payable for the Must Take Space shall be at the same per-square-foot rate as specified in Section 1.D of the Lease, with the rental abatement specified in such Section 1.D prorated for the remaining Term of the Lease; provided that if Tenant elects to take the Must Take Space on or before the Commencement Date of the Lease, then Tenant shall receive the full rental abatement specified in Section 1.D for the Must Take Space with no proration.

B.            Amendment.  Within 30 days of delivery of the Must Take Space, Landlord and Tenant shall execute a lease amendment adding the Must Take Space as part of the Premises for all purposes under the Lease (including any extensions or renewals) effective as of the delivery date of the same and confirming the Base Rent and other terms applicable to the Must Take Space.  Such lease amendment shall contain a construction agreement substantially in the form of Exhibit D to the Lease regarding the construction of leasehold improvements in the Must Take Space, provided that the allowances specified therein shall be prorated for the remaining Term of the Lease (except that if Tenant elects to take the Must Take Space on or before the Commencement Date of the Lease, then Tenant shall receive the full allowances specified in Exhibit D for the Must Take Space with no proration).

C.            Condition of Premises.  The Must Take Space shall be tendered in an “as-is” condition, subject to any Landlord Work as set forth in Exhibit D of the Lease.  However, leasehold improvements to the Must Take Space shall be constructed in accordance with Exhibit D of the Lease, provided that the allowances specified therein shall be prorated for the remaining Term of the Lease.

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RIDER NO. 4

PREFERENTIAL RIGHT TO LEASE

A.            Preferential Right To Lease.  So long as 24 months remain in the initial Term, Tenant shall have a continuing and recurring Preferential Right to Lease any space on the 17th floor not taken pursuant to Riders Nos. 2 and 3 of this Lease, plus approximately 10,000 Rentable Square Feet (+/-20%, in Landlord’s discretion) on floor 16 of the Building, as shown on Schedule 1 to this Rider No. 4 (the “Preferential Space”), at such time as such space becomes Available (as defined below) for direct lease to a new tenant (whether or not a bona fide offer has been made); provided no uncured event of default exists under the Lease (and no condition exists which, with the passage of time and/or giving of notice, would be an event of default) and Tenant remains in occupancy of the entire Premises.  The Preferential Space shall be deemed “Available” at such time as Landlord decides to offer the Preferential Space for lease and such space is no longer any of the following: (i) leased or occupied; (ii) assigned or subleased by the then-current tenant of the space; or (iii) re-leased by the then-current tenant of the space by renewal, extension or renegotiation (whether agreed to prior to or after the Effective Date).  This Preferential Right to Lease shall terminate upon any Transfer as defined in the Lease, except in the case of a Permitted Transfer.  The Preferential Space shall be reduced to the extent Tenant leases any portion thereof, whether or not pursuant to a formal option provision in this Lease.

B.            Acceptance.  Prior to leasing the Preferential Space to a new tenant, Landlord shall first offer such space in writing to Tenant specifying the amount and location of such space, the anticipated date of tender of possession, the rental rate based on the Market Rental Rate (as defined in Rider No. 1) as of the anticipated Preferential Space Commencement Date (as defined below), including any projected rate increases over the applicable term, and other applicable terms (the “Preferential Rental Notice”).  Tenant shall have 10 Business Days within which to accept or reject such offer.  If Tenant accepts Landlord’s offer, Tenant shall, within 15 days after Landlord’s written request, execute and return a lease amendment adding the Preferential Space to the Premises for all purposes under this Lease (including any extensions or renewals) and confirming the Base Rent and other applicable terms specified in the Preferential Rental Notice.  Such lease amendment may, if applicable, contain a construction agreement using Landlord’s then-current form setting forth the schedule and other terms and obligations of the parties regarding the construction of any leasehold improvements in the Preferential Space.  If Tenant rejects such offer or fails timely to (i) accept such offer or (ii) execute and return the required lease amendment, then this Preferential Right to Lease shall lapse and be of no further force and effect.  In such event, Landlord shall be relieved of any future obligations hereunder and may thereafter lease all or part of the Preferential Space to any party without further notice or obligation to Tenant.

C.            Tender of Possession.  The Preferential Space shall be leased for the period commencing upon Landlord’s tender of possession of the Preferential Space in accordance with Landlord’s offer and this Rider (the “Preferential Space Commencement Date”) and continuing through the expiration or earlier termination of the Term, as it may be extended or renewed.  Landlord shall not be liable for any delay or failure to tender possession of the Preferential Space by the anticipated tender date for any reason, including by reason of any holdover tenant or occupant, nor shall such failure invalidate this Lease or extend the Term.

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Schedule 1 to Rider No. 4

Preferential Right Space

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